-------------------------------------------------------------------


                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                   UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)

                         POOLING AND SERVICING AGREEMENT

                            Dated as of May 26, 1999

                               $225,151,601.74

                       Mortgage Pass-Through Certificates

                                 Series 1999-17

      -----------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions..................................................
Section 1.02  Acts of Holders..............................................
Section 1.03  Effect of Headings and Table of Contents.....................
Section 1.04  Benefits of Agreement........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by Trust Administrator............................
Section 2.03  Representations and Warranties of the Master Servicer and
               the Seller..................................................
Section 2.04  Execution and Delivery of Certificates.......................
Section 2.05  Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date...........................

                                   ARTICLE III

                       ADMINISTRATION OF THE TRUST ESTATE;

                         SERVICING OF THE MORTGAGE LOANS

Section 3.01  Certificate Account..........................................
Section 3.02  Permitted Withdrawals from the Certificate Account...........
Section 3.03  Advances by Master Servicer and Trust Administrator..........
Section 3.04  Trust Administrator to Cooperate; Release of Owner
               Mortgage Loan Files.........................................
Section 3.05  Reports to the Trustee and Trust Administrator; Annual
               Compliance Statements.......................................
Section 3.06  Title, Management and Disposition of Any REO Mortgage

               Loan........................................................
Section 3.07  Amendments to Servicing Agreements, Modification of

               Standard Provisions.........................................
Section 3.08  Oversight of Servicing.......................................
Section 3.09  Termination and Substitution of Servicing Agreements.........
Section 3.10  Application of Net Liquidation Proceeds......................
Section 3.11  1934 Act Reports.............................................


                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;

                         PAYMENTS TO CERTIFICATEHOLDERS;

                             STATEMENTS AND REPORTS

Section 4.01  Distributions................................................
Section 4.02  Allocation of Realized Losses................................
Section 4.03  Paying Agent.................................................
Section 4.04  Statements to Certificateholders; Report to the Trust
               Administrator, Ambac and the Seller.........................
Section 4.05  Reports to Mortgagors and the Internal Revenue Service.......
Section 4.06  Reserve Fund.................................................
Section 4.07  Distributions in Reduction of the Class A-3 Certificates.....
Section 4.08  Policy Matters...............................................
Section 4.09  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer..............................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Certificates.................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04  Persons Deemed Owners........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses....
Section 5.06  Maintenance of Office or Agency..............................
Section 5.07  Definitive Certificates......................................
Section 5.08  Notices to Clearing Agency...................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer..............
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer....................................................
Section 6.03  Limitation on Liability of the Seller, the Master

               Servicer and Others.........................................
Section 6.04  Resignation of the Master Servicer...........................
Section 6.05  Compensation to the Master Servicer..........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer........
Section 6.07  Indemnification of Trustee, Trust Administrator and
               Seller by Master Servicer...................................
Section 6.08  Master Servicer Covenants Concerning Year 2000 Compliance....

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Other Remedies of Trustee....................................
Section 7.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default.....................................
Section 7.04  Action upon Certain Failures of the Master Servicer and upon Event of Default.......................................
Section 7.05  Trust Administrator to Act; Appointment of Successor.........
Section 7.06  Notification to Certificateholders...........................


                                  ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01  Duties of Trustee and the Trust Administrator................
Section 8.02  Certain Matters Affecting the Trustee and the Trust
               Administrator...............................................
Section 8.03  Neither Trustee nor Trust Administrator Required to Make

               Investigation...............................................
Section 8.04  Neither Trustee nor Trust Administrator Liable for

               Certificates or Mortgage Loans..............................
Section 8.05  Trustee and Trust Administrator May Own Certificates.........
Section 8.06  The Master Servicer to Pay Fees and Expenses.................
Section 8.07  Eligibility Requirements.....................................
Section 8.08  Resignation and Removal......................................
Section 8.09  Successor....................................................
Section 8.10  Merger or Consolidation......................................
Section 8.11  Authenticating Agent.........................................
Section 8.12  Separate Trustees and Co-Trustees............................
Section 8.13  Appointment of Custodians....................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions................
Section 8.15  Monthly Advances.............................................
Section 8.16  Trustee Covenants Concerning Year 2000 Compliance............
Section 8.17  Trust Administrator Covenants Concerning Year 2000
               Compliance..................................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the Seller or Liquidation of
               All Mortgage Loans..........................................

Section 9.02  Additional Termination Requirements..........................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment....................................................
Section 10.02 Recordation of Agreement.....................................
Section 10.03 Limitation on Rights of Certificateholders...................
Section 10.04 Governing Law; Jurisdiction..................................
Section 10.05 Notices......................................................
Section 10.06 Severability of Provisions...................................
Section 10.07 Special Notices to Rating Agencies and Ambac.................
Section 10.08 Covenant of Seller...........................................
Section 10.09 Recharacterization...........................................

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Class A Fixed Pass-Through Rate..............................
Section 11.02 Cut-Off Date.................................................
Section 11.03 Cut-Off Date Aggregate Principal Balance.....................
Section 11.04 Original Class A Percentage..................................
Section 11.05 Original Principal Balances of the Classes of Class A

               Certificates................................................
Section 11.06 Original Class A Non-PO Principal Balance....................
Section 11.07 Original Subordinated Percentage.............................
Section 11.08 Original Class B-1 Percentage................................
Section 11.09 Original Class B-2 Percentage................................
Section 11.10 Original Class B-3 Percentage................................
Section 11.11 Original Class B-4 Percentage................................
Section 11.12 Original Class B-5 Percentage................................
Section 11.13 Original Class B-6 Percentage................................
Section 11.14 Original Class B Principal Balance...........................
Section 11.15 Original Principal Balances of the Classes of Class B

               Certificates................................................
Section 11.16 Original Class B-1 Fractional Interest.......................
Section 11.17 Original Class B-2 Fractional Interest.......................
Section 11.18 Original Class B-3 Fractional Interest.......................
Section 11.19 Original Class B-4 Fractional Interest.......................
Section 11.20 Original Class B-5 Fractional Interest.......................
Section 11.21 Closing Date.................................................
Section 11.22 Right to Purchase............................................
Section 11.23 Wire Transfer Eligibility....................................
Section 11.24 Single Certificate...........................................
Section 11.25 Servicing Fee Rate...........................................
Section 11.26 Master Servicing Fee Rate....................................
Section 11.27 Ambac Contact Person.........................................

                                    EXHIBITS

      EXHIBIT A-1    -  Form of Face of Class A-1 Certificate
      EXHIBIT A-2    -  Form of Face of Class A-2 Certificate
      EXHIBIT A-3    -  Form of Face of Class A-3 Certificate
      EXHIBIT A-4    -  Form of Face of Class A-4 Certificate
      EXHIBIT A-PO   -  Form of Face of Class A-PO Certificate
      EXHIBIT A-R    -  Form of Face of Class A-R Certificate
      EXHIBIT B-1    -  Form of Face of Class B-1 Certificate
      EXHIBIT B-2    -  Form of Face of Class B-2 Certificate
      EXHIBIT B-3    -  Form of Face of Class B-3 Certificate
      EXHIBIT B-4    -  Form of Face of Class B-4 Certificate
      EXHIBIT B-5    -  Form of Face of Class B-5 Certificate
      EXHIBIT B-6    -  Form of Face of Class B-6 Certificate
      EXHIBIT C      -  Form of Reverse of Series 1999-17 Certificates
      EXHIBIT D      -  Reserved
      EXHIBIT E      -  Custodial Agreement
      EXHIBIT F-1    -  Schedule  of  Mortgage   Loans   Serviced  by  Norwest
                        Mortgage
      EXHIBIT F-2    -  Schedule  of  Mortgage  Loans  Serviced  by  Other
                        Servicers
      EXHIBIT G      -  Request for Release EXHIBIT H - Affidavit  Pursuant
                        to Section  860E(e)(4) of the  Internal  Revenue Code of
                        1986, as amended, and for Non-ERISA Investors
      EXHIBIT I      -  Letter from Transferor of Residual Certificates
      EXHIBIT J      -  Transferee's  Letter  (Class  [A-PO][B-4]  [B-5] [B-6]
                        Certificates)
      EXHIBIT K      -  Transferee's   Letter   (Class   [B-1]   [B-2]   [B-3]
                        Certificates)
      EXHIBIT L      -  Servicing Agreements
      EXHIBIT M      -  Form of Special Servicing Agreement
      EXHIBIT N      -  Policy
      SCHEDULE I     -  Applicable Unscheduled Principal Receipt Period

            This  Pooling  and  Servicing  Agreement,  dated as of May 26,  1999 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.

                                WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01      DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.


            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

            Aggregate   Current   Bankruptcy   Losses:   With   respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

            Agreement:   This  Pooling  and   Servicing   Agreement   and  all
amendments and supplements hereto.

            Ambac: Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company, or any successor thereto.

            Ambac Contact Person: The officer designated by the Master Servicer to provide information to Ambac pursuant to Section 4.08(g). The initial Ambac Contact Person is appointed in Section 11.27.

            Ambac Default: The existence and continuance of any of the following:

            (a) Ambac fails to make a payment required under a policy in accordance with its terms;

            (b) Ambac (A) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

            (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for Ambac or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of Ambac (or the taking of possession of all or any material portion of the property of Ambac).

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency minus
(2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in
Section 5.02.  The initial Certificate Registrar is the Trust Administrator.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PO Certificates or Class A-R Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-4 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to the Class A-4 Certificates, the amount distributable to such Class pursuant to Paragraph third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause
(ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

            Class A Loss Denominator: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfalls, (iii) the Premium Payment, (iv) the Premium Unpaid Shortfall and (v) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, will be equal to the amount distributed pursuant to Paragraph third clause
(A) of Section 4.01(a).

            Class A Pass-Through Rate: As to the Class A-1, Class A-2 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-3 Certificates, 6.750% per annum. The Class A-4 and Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in May 2004, 100%. As to any Distribution Date subsequent to May 2004 to and including the Distribution Date in May 2005, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2005 to and including the Distribution Date in May 2006, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2006 to and including the Distribution Date in May 2007, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2007 to and including the Distribution Date in May 2008, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2008, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of
(a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the May preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including June 2004 and May 2005 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including June 2005 and May 2006, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including June 2006 and May 2007, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including June 2007 and May 2008, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after June 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PO Certificates and Class A-R Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

            Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1   Certificateholder:   The   registered   holder   of  a
Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2   Certificateholder:   The   registered   holder   of  a
Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3   Certificateholder:   The   registered   holder   of  a
Class A-3 Certificate.

            Class A-3  Distribution  Deficiency:  With  respect to the Class A-3
Certificates on each Distribution Date, the sum of (i) the Class A-3 Interest Loss Amount for such Distribution Date and (ii) the Class A-3 Principal Loss Amount for such Distribution.

            Class A-3 Interest Loss Amount: As to any Distribution Date, the excess, if any, of (i) the Interest Accrual Amount of the Class A-3 Certificates (determined without regard to clause (ii) of the definition thereof), net of any Non-Supported Interest Shortfalls allocated to the Class A-3 Certificates that are covered by the Reserve Fund over (ii) the amount available to be distributed in respect of the Class A-3 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

            Class A-3 Principal Loss Amount: As to any Distribution Date, the sum of, without duplication, (i) the Class A Loss Percentage of the Class A-3 Certificates of the principal portion of Realized Losses allocated to the Class A Certificates (other than the Class A-PO Certificates) with respect to such Distribution Date pursuant to Section 4.02(b) and (ii) any amount allocated to the Class A-3 Certificates after the Cross-Over Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class A-3 Certificates.

            Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4   Certificateholder:   The   registered   holder   of  a
Class A-4 Certificate.

            Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO   Certificateholder:   The   registered   holder  of  a
Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of
(x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03;

            (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

            Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R   Certificateholder:   The  registered   holder  of  the
Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest  Shortfall  Amount:  Any of the Class B-1  Interest
Shortfall  Amount,  Class B-2  Interest  Shortfall  Amount,  Class B-3  Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.250% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1   Certificateholder:   The   registered   holder   of  a
Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii)  the  Class  B-1  Prepayment   Percentage  of  all  Unscheduled
Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

            Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2   Certificateholder:   The   registered   holder   of  a
Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii)  the  Class  B-2  Prepayment   Percentage  of  all  Unscheduled
Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

            Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3   Certificateholder:   The   registered   holder   of  a
Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

              (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
Section 2.02 or 2.03; and

               (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

            Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4   Certificateholder:   The   registered   holder   of  a
Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

              (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

              (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

              (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
Section 2.02 or 2.03; and

              (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

            Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5   Certificateholder:   The   registered   holder   of  a
Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

              (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

              (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
Section 2.02 or 2.03; and

               (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

            Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6   Certificateholder:   The   registered   holder   of  a
Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii)  the  Class  B-6  Prepayment   Percentage  of  all  Unscheduled
Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

            Clearing  Agency:  An  organization   registered  as  a  "clearing
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating  Interest:  As to any Distribution  Date, the lesser of
(a) the  product  of (i) 1/12th of 0.20% and (ii) the Pool  Scheduled  Principal
Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Co-op  Shares:   Shares  issued  by  private   non-profit  housing
corporations.

            Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

            Cross-Over   Date:  The   Distribution   Date  preceding  the  first
Distribution Date on which the Class A Percentage (determined pursuant to clause
(ii) of the definition thereof) equals or exceeds 100%.

            Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates and the Premium Payment pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in
Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deceased Holder: A Beneficial Owner of a Class A-3 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.07(b), and with respect to which the Trust
Administrator has received through the Clearing Agency evidence of death satisfactory to the Trust Administrator and any tax waivers requested by the Trustee.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates:  As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.250%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency; and

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder:  As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default:  Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

            Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

            Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHLMC:   The  Federal  Home  Loan  Mortgage   Corporation  or  any
successor thereto.

            Fidelity Bond:  As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to
Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is June 25, 2029 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch:  Fitch IBCA, Inc., or its successor in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.250%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.250%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            FNMA:  Fannie Mae or any successor thereto.

            Foreclosure Profits: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $4,503,032.03 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Holder:  See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

            Individual Class A-3 Certificate: A Class A-3 Certificate which evidences $1,000 Original Principal Balance.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured  Expenses:   Expenses  covered  by  any  Insurance  Policy
covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-4 and Class A-PO Certificates),
(a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date,
(ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-4 and Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            Lehman Brothers: Lehman Brothers Inc., or its successor in interest.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Living Holder: Beneficial Owner of the Class A-3 Certificates other than a Deceased Holder.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate:  As set forth in Section 11.26.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest:  As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of May 26, 1999 between Norwest Mortgage, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard  FNMA/FHLMC riders to the Mortgage
Note  and/or  Mortgage  riders  required  when  the  Mortgaged   Property  is  a
condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1 and F-2, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

            (i)   the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

            (iii) the type of property;

            (iv)  the Mortgage Interest Rate;

            (v)   the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

            (vii) the original number of months to maturity;

            (viii) the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

            (x)   the Loan-to-Value Ratio at origination;

            (xi)  whether such Mortgage Loan is a Subsidy Loan;

            (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii) the applicable Servicing Fee Rate;

            (xiv) the Master Servicing Fee;

            (xv) Fixed Retained Yield, if applicable; and

            (xvi) for each Exhibit F-2 Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage  Note:  The  note  or  other  evidence  of   indebtedness
evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor:  The obligor on a Mortgage Note.

            Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder:  As defined in Section 5.02(d).

            Non-PO  Fraction:  With respect to any Mortgage  Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.250%.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates and the Premium Payment according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person:  As defined in Section 4.01(f).

            Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

            Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

            Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans initially by Norwest Mortgage.

            Notice of Nonpayment: The notice to be delivered by the Trust Administrator to Ambac with respect to any Distribution Date as to which there is a Class A-3 Distribution Deficiency, which shall be in the form attached to the Policy.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-R Certificates, as set forth in Section 11.06.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in Section 11.14.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.20.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance,
Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer:  Any of the Servicers other than Norwest Mortgage.

            Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

            Payment   Account:    The   account    maintained    pursuant   to
Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate of a Class (other than a Class A-3 Certificate), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-3 Certificate, the undivided percentage interest obtained by dividing the current principal balance of such Certificate by the Principal Balance of the Class A-3 Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

            Person:  Any individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

            Plan:  As defined in Section 5.02(c).

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Policy: The irrevocable Ambac Insurance Policy No. AB0265BE, including any endorsements thereto, issued by Ambac with respect to the Class A-3 Certificates, in the form attached hereto as Exhibit N.

            Policy  Payments  Account:  The  account  maintained  pursuant  to
Section 4.08(b).

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and
(iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)  Net Foreclosure Profits;

            (k)  Month End Interest; and

            (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

            Pool Scheduled  Principal Balance:  As to any Distribution Date, the
aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Premium Payment: As to any Distribution Date, (i) the product of (a) 1/12th of 0.060% and (b) the Class A Principal Balance of the Class A-3 Certificates as of the Determination Date immediately preceding such Distribution Date minus (ii) the Premium Percentage of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e). The Premium Payment will be an expense of the REMIC.

            Premium Percentage: As to any Distribution Date, the percentage calculated by dividing the Premium Payment (determined without regard to clause
(ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

            Premium Shortfall Amount: As to any Distribution Date, any amount by which the Premium Payment with respect to such Distribution Date exceeds the amount distributed to Ambac on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

            Premium Unpaid Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Premium Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed to Ambac on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal  Adjustment:  In the  event  that the  Class  B-1  Optimal
Principal  Amount,  Class  B-2  Optimal  Principal  Amount,  Class  B-3  Optimal
Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a) and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss
Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are Fitch and S&P. The Rating Agency for the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator, Ambac and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and
(ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary:  See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the assets of the Trust Estate other than the Reserve Fund.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date:  As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Reserve Fund: The non-interest bearing trust account established with the Trust Administrator and maintained by the Trust Administrator for the benefit of the Class A-3 Certificateholders pursuant to Section 4.06. The Reserve Fund shall be an Eligible Account.

            Reserve Withdrawal: With respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Class A-3 Certificates.

            Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rounding Account: The special account established with the Trust Administrator and maintained by the Trust Administrator pursuant to Section 4.07(e). The Rounding Account shall be an Eligible Account.

            Rounding Amount: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.07(e).

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P:  Standard & Poor's, or its successor in interest.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Norwest Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers:  Each of  Norwest  Mortgage,  The  Huntington  Mortgage
Company, First Union Mortgage Corp., Citicorp Mortgage, Inc. and GMAC Mortgage Corporation, as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Similar Law:  As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in

Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,357,418.60 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.05% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day:  As defined in Section 2.05.

            Subordinated   Percentage:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated  Prepayment Percentage:  As to any Distribution Date,
the  percentage  which  is  the  difference   between  100%  and  the  Class A
Prepayment Percentage for such date.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan:  As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, the Reserve Fund and the rights of the Trust Administrator under the Policy. None of the Reserve Fund, the Policy or the Policy Payments Account shall be part of the REMIC.

            Trustee:   United  States  Trust  Company  of  New  York,  or  any
successor trustee appointed as herein provided.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation,
Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of
Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person:  As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            SECTION 1.02      ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03      EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04      BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates and Ambac any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01      CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02      ACCEPTANCE BY TRUST ADMINISTRATOR.

            The Trust  Administrator,  on behalf  of the  Trustee,  acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement: The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (i) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (ii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iii) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (iv) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land;
(2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the  representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04      EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is June 25, 2029 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                       ADMINISTRATION OF THE TRUST ESTATE;

                         SERVICING OF THE MORTGAGE LOANS

            SECTION 3.01      CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02      PERMITTED  WITHDRAWALS  FROM  THE  CERTIFICATE
ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust
Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03,
3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section
3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section
3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xi) to clear and  terminate  the  Certificate  Account  pursuant to
Section 9.01; and

            (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03      ADVANCES   BY   MASTER   SERVICER   AND  TRUST
ADMINISTRATOR.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04 TRUST ADMINISTRATOR TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05 REPORTS TO THE TRUSTEE AND TRUST ADMINISTRATOR; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07      AMENDMENTS    TO    SERVICING    AGREEMENTS,
MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c) (i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08      OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or
(ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) (without, in the case of the Class A-3 Certificates, giving effect to the guaranty provided by Ambac) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09      TERMINATION  AND   SUBSTITUTION  OF  SERVICING
AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10      APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11      1934 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01      DISTRIBUTIONS.

            (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates and to Ambac, pro rata, based upon their respective Interest Accrual Amounts and the Premium Payment, respectively, in an aggregate amount up to the sum of the Class A Interest Accrual Amount and the Premium Payment with respect to such Distribution Date;

            second, to the Classes of Class A Certificates and to Ambac, pro rata, based upon their respective Class A Unpaid Interest Shortfalls and Premium Unpaid Shortfall, respectively, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall and Premium Unpaid Shortfall;

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4
      Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls). In addition, Ambac will not be entitled to its Premium Payments and Premium Unpaid Shortfalls after the Principal Balance of the Class A-3 Certificates has been reduced to zero.

            Furthermore, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) in accordance with the following priorities:

            first, to the Class A-R Certificate, until the Principal Balance thereof has been reduced to zero;

            second, on each Distribution Date on and after the Distribution Date in June 2002, concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, based on their respective initial Principal Balances, an amount up to $15,700, until the Principal Balance of each such Class has been reduced to zero;

            third, concurrently, 85% to the Class A-1 and 15% to the Class A-2 Certificates, an amount up to $496,000.00, until the Principal Balance of either such Class has been reduced to zero;

            fourth,  to  the  Class A-2  Certificates,   until  the  Principal
      Balance thereof has been reduced to zero;

            fifth, concurrently,  until either (x) the Class A-1 Certificates or
      (y) the Class A-3 and Class A-4 Certificates have been reduced to zero:

            (i)   70% to the Class A-1 Certificates; and

            (ii) 30%, concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, based on their respective initial Principal Balances;

            sixth, to the Class A-1 Certificates, until the Principal Balance thereof has been reduced to zero; and

            seventh, concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, based on their respective initial Principal Balances, until the Principal Balance of each such Class has been reduced to zero.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates (other than the Class A-3 Certificates) and the Class B Distribution Amount with respect to each such Class of Class B Certificates and, in the case of the Class A-3 Certificates, as provided in Section 4.07.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons).

            SECTION 4.02      ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first,   to  the  Class B-6   Certificates   until  the  Class B-6
      Principal Balance has been reduced to zero;

            second,  to  the  Class B-5   Certificates   until  the  Class B-5
      Principal Balance has been reduced to zero;

            third,   to  the  Class B-4   Certificates   until  the  Class B-4
      Principal Balance has been reduced to zero;

            fourth,  to  the  Class B-3   Certificates   until  the  Class B-3
      Principal Balance has been reduced to zero;

            fifth,   to  the  Class B-2   Certificates   until  the  Class B-2
      Principal Balance has been reduced to zero;

            sixth,   to  the  Class B-1   Certificates   until  the  Class B-1
      Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and the Premium Payment and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Premium Payment and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates and the Premium Payment shall be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on their Class A Interest Percentages and the Premium Percentage, as the case may be. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on their Class A Interest Percentages and the Premium Percentage, as the case may be.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

            SECTION 4.03      PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS; REPORT TO THE TRUST ADMINISTRATOR, AMBAC AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate, the Seller and Ambac a statement setting forth:

            (i) the  amount of such  distribution  to  Holders  of each Class of
Class  A  Certificates  allocable  to  principal,   separately  identifying  the
aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates,
(c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

            (iii) the  amount of such  distribution  to Holders of each Class of
Class  B  Certificates  allocable  to  principal,   separately  identifying  the
aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates,
(c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled
Principal Receipt Period);

            (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

            (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

            (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

            (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxiii) the Class A-PO Deferred Amount, if any;

            (xxiv) in the case of the Class A-3 Certificates, (a) the Class A-3 Distribution Deficiency, if any, for such Distribution Date, (b) amounts, if any in respect of the Class A-3 Distribution Deficiency paid under the Policy and
(c) the amounts attributable to the Class A-3 Certificates;

            (xxv) in the case of the Class A-3 Certificates, the amount remaining in the Reserve Fund after taking into account the Reserve Withdrawal for such Distribution Date; and

            (xxvi) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. Upon receipt of any such statement, the Trust Administrator shall promptly forward a copy of such statement to Ambac. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05      REPORTS TO MORTGAGORS AND THE INTERNAL  REVENUE
SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06      RESERVE FUND.

            (a) The Reserve Fund shall be established on the Closing Date and maintained by the Trust Administrator in accordance with this Section 4.06. At the time the Reserve Fund is established, the Seller shall cause to be deposited into the Reserve Fund the amount of $2,500.00.

            With respect to each Distribution Date, the Reserve Withdrawal shall be withdrawn by the Trust Administrator from the amount on deposit in the Reserve Fund in accordance with this Section 4.06 and distributed on such Distribution Date to the Holders of the Class A-3 Certificates, pro rata, based on Percentage Interest.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which the Class A Principal Balance of the Class A-3 Certificates has been reduced to zero, any funds then on deposit in the Reserve Fund shall be distributed to Lehman Brothers at the address provided by it to the Trust Administrator.

            (b) The Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by Lehman Brothers, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of the REMIC.

            SECTION 4.07      DISTRIBUTIONS  IN  REDUCTION  OF THE  CLASS A-3
CERTIFICATES.

            Distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (f) below.

            (a) On each Distribution Date on which distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates are made, such distributions will be made with respect to such Class in the following priority:

            (i) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

            (ii) any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

            Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class A-3 Certificates until all such requests have been honored.

            For each such sequence of priorities described above, requests for distributions in reduction of the principal balances of Class A-3 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class A-3 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balances of the Class A-3 Certificates will be accepted in accordance with the provisions set forth in Section 4.07(c). All requests for distributions in reduction of the principal balance of Class A-3 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trust Administrator no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trust Administrator after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class A-3 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.07(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class A-3 Certificate, all in accordance with the procedures of the Clearing Agency and the Trust Administrator. Upon the transfer of beneficial ownership of any Class A-3 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trust Administrator of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

            Distributions in reduction of the principal balances of the Class A-3 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b) plus any amounts distributable to the Class A-3 Certificates as a payment under the Policy of a Class A-3 Principal Loss Amount of the type described in clause (i) of the definition thereof, minus amounts to repay any funds withdrawn from the Rounding Account for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in Section 4.07(e), provided that the aggregate distribution in reduction of the Class A Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

            To the extent that the portion of the Class A Non-PO Principal Distribution Amount allocable to distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates on any Distribution Date plus any amounts distributable to the Class A-3 Certificates as a payment under the Policy of a Class A-3 Principal Loss Amount of the type described in clause (i) of the definition hereof (minus amounts to repay any funds withdrawn from the Rounding Account on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account pursuant to Section 4.07(e)) exceeds the aggregate principal balances of Class A-3 Certificates with respect to which distribution requests, as set forth above, have been received distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates will be made by mandatory distribution pursuant to Section 4.07(d).

            (b) A Class A-3 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.07 if the death of the Beneficial Owner thereof is deemed to have occurred. Class A-3 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class A-3 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class A-3 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class A-3 Certificates greater than the number of Individual Class A-3 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class A-3 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Class A-3 Certificates will be deemed to be the death of the Beneficial Owner of such Class A-3 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trust Administrator. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a Trust Administrator, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A-3 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balances of the Class A-3 Certificates payable with respect thereto. The Trust Administrator shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trust Administrator may rely entirely upon documentation delivered to it pursuant to Section 4.07(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.07(a).

            (c) Requests for distributions in reduction of the principal balance of Class A-3 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class A-3 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trust Administrator under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trust Administrator. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer nor the Trust Administrator shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

            The Trust Administrator shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class A-3 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.07(a) above). The Trust Administrator shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.07. The exact procedures to be followed by the Trust Administrator and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trust Administrator or the Clearing Agency, as the case may be. The decisions of the Trust Administrator and the Clearing Agency concerning such matters will be final and binding on all affected persons.

            Individual Class A-3 Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs, and notwithstanding anything to the contrary herein, no amounts shall be due from Ambac or otherwise with respect to interest on such Certificates after such last day of the month.

            Any Beneficial Owner of a Class A-3 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trust Administrator. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trust Administrator on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Class A Principal Balance of Class A-3 Certificates on such Distribution Date.

            In the event any  requests  for  distributions  in  reduction of the principal balance of Class A-3 Certificates are rejected by the Trust Administrator for failure to comply with the requirements of this Section 4.07, the Trust Administrator shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

            (d) To the extent, if any, that distributions in reduction of the Class A Principal Balance of Class A-3 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.07(a) above, distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Class A-3 Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; provided however, that, if after the distribution in reduction of the Class A Principal Balance of the Class A-3 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class A-3 Certificates would not be reduced to zero, the Individual Class A-3 Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class A-3 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trust Administrator shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Class A Principal Balance of the Class A-3 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Class A-3 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class A-3 Certificates selected for mandatory distributions in reduction of the principal balances are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trust Administrator of the amount of distributions in reduction of the principal balances of Class A-3 Certificates to be made on each Distribution Date in a timely manner such that the Trust Administrator may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trust Administrator and the Clearing Agency.

            (e) On the Closing Date, the Rounding Account shall be established with the Trust Administrator and the Seller shall cause to be initially deposited with the Trust Administrator a $999.99 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class A-3 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class A-3 Certificates. Rounding of such distribution on the Class A-3 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class A-3 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class A-3 Certificates are to be made, the aggregate amount of such distributions allocable to the Class A-3 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account on the prior Distribution Date for which funds were withdrawn from such account, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class A-3 Certificates; this process shall continue on succeeding Distribution Dates until the Class A Principal Balance of the Class A-3 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates will reduce the Class A Principal Balance thereof to zero or in the event that distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates are made in accordance with the provisions set forth in Section 4.07(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-R Certificate.

            (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after Ambac's failure to make a payment with respect to a Class A-3 Distribution Deficiency, distributions in reduction of the Principal Balance of the Class A-3 Certificates (including amounts paid in respect of such losses under the Policy) will be made on a pro rata basis among the Holders of the Class A-3 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

            (g)   In  the event  that the pro rata  distributions  described  in section 4.07(f) cannot be made through the facilities of the Clearing Agency, the Class A-3 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balances of the Class A-3 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class A-3 Certificates, with the provisions of this Section 4.07.

            SECTION 4.08      POLICY MATTERS.

            (a) If, on the second Business Day before any Distribution Date, the Trust Administrator determines that there will be a Class A-3 Distribution Deficiency for such Distribution Date, the Trust Administrator shall determine the amount of such Class A-3 Distribution Deficiency and shall give notice to Ambac by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such second Business Day.

            (b) At the time of the execution and delivery of this Agreement, the Trust Administrator shall establish a separate special purpose trust account in the name of the Trust Administrator for the benefit of Holders of the Class A-3 Certificates referred to herein as the "Policy Payments Account" over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amounts paid under the Policy into the Policy Payments Account and distribute such amounts only for purposes of payment to Holders of the Class A-3 Certificates of the Class A-3 Distribution Deficiency for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trust Administrator or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trust Administrator to Holders of the Class A-3 Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates of such Class are made under Section 4.01(e). It shall not be necessary for such payments of the Class A-3 Distribution Deficiency to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class A-3 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payments Account shall be noted as provided in (c) below and in the statement to be furnished to Holders of the Class A-3 Certificates and Ambac pursuant to
Section 4.04. Funds held in the Policy Payments Account shall not be invested by the Trust Administrator.

            On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trust Administrator as a result of the claim under the Policy to the extent necessary to make distributions on the Class A-3 Certificates equal to the Class A-3 Distribution Deficiency on such Distribution Date shall be withdrawn from the Policy Payments Account and applied by the Trust Administrator to the payment in full of the Class A-3 Distribution Deficiency. Any funds deposited into the Policy Payments Account in respect of the Class A-3 Certificates that are remaining therein on the first Business Day following a Distribution Date after the Class A-3 Distribution Deficiency has been made to the Certificateholders of such Class shall be remitted in immediately available funds to Ambac, pursuant to the instructions of Ambac, by the end of such Business Day.

            (c) The Trust Administrator shall keep a complete and accurate record of the Class A-3 Interest Loss Amount, the Class A-3 Principal Loss Amount and any Non-Supported Interest Shortfall allocated to the Class A-3 Certificates once the Reserve Fund has been depleted, paid from moneys received under the Policy. Ambac shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trust Administrator.

            (d) In the event that the Trust Administrator has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class A-3 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Administrator shall so notify Ambac and shall comply with the provisions of the applicable Policy to obtain payment by Ambac of such avoided distribution, and shall, at the time it provides notice to Ambac, notify, by mail to Holders of the Certificates of such Class that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the applicable Policy, a copy of which shall be made available by the Trust Administrator and the Trust Administrator shall furnish to Ambac its records evidencing the distributions in reduction of the principal balance of and interest (including any Non-Supported Interest Shortfall described in Section 4.08(c)) on the Class A-3 Certificates, if any, which have been made by the Trust Administrator and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the applicable Policy shall be disbursed to the receiver, conservator, debtor-in-possession or Trust Administrator in bankruptcy named in the order and not to the Trust Administrator or any Class A-3 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or Trust Administrator in bankruptcy named in the order, in which case such payment shall be disbursed to the Trust Administrator for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to Ambac).

            (e) The Trust Administrator shall promptly notify Ambac of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A-3 Certificates as to which it has actual knowledge. Each Holder of a Class A-3 Certificate, by its purchase of such Certificates and the Trust Administrator hereby agree that Ambac (so long as no Ambac Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, Ambac shall be subrogated to the rights of the Trust Administrator and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

            (f) The Trust Administrator acknowledges, and each Holder of a Class A-3 Certificate by its acceptance of such Certificate agrees, that without any further action on the part of Ambac, Ambac shall be subrogated to all of the rights to amounts distributable to such Certificateholders in respect of Class A Unpaid Interest Shortfalls, Non-Supported Interest Shortfalls allocated to such Certificates and recoveries, if any, with respect to the Class A-3 Principal Loss Amounts with respect to amounts paid under the Policy. The Class A-3 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to Ambac to the extent of Ambac's interest with respect to amounts paid.

            (g) The Master Servicer shall designate an Ambac Contact Person who shall be available to Ambac to provide reasonable access to information regarding the Mortgage Loans. The initial Ambac Contact Person is appointed in
Section 11.27.

            (h) The Trust Administrator shall surrender the Policy to Ambac for cancellation upon the expiration of the term of the Policy as provided in the Policy.

            (i) The Trust Administrator upon receipt from the Master Servicer shall send to Ambac the report prepared pursuant to Section 3.05 and the statements prepared pursuant to Section 4.04.

            SECTION 4.09 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01      THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO, Class A-R, Class B-5 and Class B-6 Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than Class A-PO, Class A-R, Class B-5 and Class B-6 Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective
Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive  Certificates  are issued  pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this
Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency
Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

            SECTION 5.02      REGISTRATION OF CERTIFICATES.

            (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All  Certificates  surrendered  for transfer  and exchange  shall be
canceled  by  the  Certificate   Registrar,   the  Trust  Administrator  or  the
Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or  beneficial  interest  in all or any  portion of the
Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R
Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03      MUTILATED,    DESTROYED,   LOST   OR   STOLEN
CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04      PERSONS DEEMED OWNERS.

            Prior to the due  presentation of a Certificate for  registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06      MAINTENANCE OF OFFICE OR AGENCY.

            The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07      DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08      NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01      LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02      MERGER OR  CONSOLIDATION  OF THE  SELLER OR THE

MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04      RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator, a copy of which shall be delivered, but not addressed, to Ambac. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05      COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

            SECTION 6.06      ASSIGNMENT  OR  DELEGATION  OF DUTIES BY MASTER
SERVICER.

            The Master  Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency (without, in the case of the Class A-3 Certificates, giving effect to the guaranty provided by Ambac); and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07 INDEMNIFICATION OF TRUSTEE, TRUST ADMINISTRATOR AND SELLER BY MASTER SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

            SECTION 6.08      MASTER SERVICER COVENANTS  CONCERNING YEAR 2000

COMPLIANCE.

            The Master Servicer covenants that it is working to modify its computer and other systems used in the performance of its duties as Master Servicer for the Certificates to operate in a manner such that, on and after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01      EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02      OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05      TRUST  ADMINISTRATOR  TO  ACT;  APPOINTMENT  OF
SUCCESSOR.

            When the Master Servicer receives notice of termination  pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) (without, in the case of the Class A-3 Certificates, giving effect to the guaranty provided by Ambac) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06      NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45-day period.

                                  ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

            SECTION 8.01      DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

            The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

            (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

            (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE TRUST ADMINISTRATOR.

            Except as otherwise provided in Section 8.01:

            (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

            (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

            (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03      NEITHER   TRUSTEE  NOR  TRUST   ADMINISTRATOR
REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

            SECTION 8.04 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05      TRUSTEE  AND  TRUST   ADMINISTRATOR   MAY  OWN
CERTIFICATES.

            Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06      THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

            SECTION 8.07      ELIGIBILITY REQUIREMENTS.

            Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

            SECTION 8.08      RESIGNATION AND REMOVAL.

            Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

            If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09      SUCCESSOR.

            Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10      MERGER OR CONSOLIDATION.

            Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

            SECTION 8.11      AUTHENTICATING AGENT.

            The Trust  Administrator may appoint an Authenticating  Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12      SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13      APPOINTMENT OF CUSTODIANS.

            The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14      TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions);
(v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PO and Class A-R Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be a tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and comply with written directions from the Master Servicer or the Trust Administrator.

            In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

            SECTION 8.15      MONTHLY ADVANCES.

            In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

            SECTION 8.16      TRUSTEE   COVENANTS   CONCERNING   YEAR   2000
COMPLIANCE.

            The Trustee covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.

            SECTION 8.17 TRUST ADMINISTRATOR COVENANTS CONCERNING YEAR 2000 COMPLIANCE.

            The Trust Administrator covenants that it is working to modify its computer and other systems used in the performance of its duties as trust administrator for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trust Administrator can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and
(C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02      ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01     AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee and with respect only to amendments affecting the rights or obligations of Ambac, with the consent of Ambac, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect (without, in the case of the Class A-3 Certificates, giving effect to the guaranty provided by Ambac), (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of Ambac (only with respect to amendments affecting the rights or obligations of Ambac) and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment  requiring the consent
of   Certificateholders,   the  Trust   Administrator   shall  furnish   written
notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator, the Trustee or Ambac; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

            SECTION 10.02     RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No   Certificateholder,   solely  by   virtue   of  its   status  as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04     GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05     NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office, (iv) in the case of the Trust Administrator, to the Corporate Trust
Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department and (v) in the case of Ambac, to Ambac Corporation, 1 State Street Plaza, New York, New York, 10004, Attention:
Structured   Finance   Department;    Confirmation:    212-668-0340;   Telecopy:
212-363-1459 (in each case in which notice or other communication to Ambac refers to an Event of Default or a claim under the policy or with respect to which failure on the part of Ambac to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED"). Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

            SECTION 10.06     SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07     SPECIAL NOTICES TO RATING AGENCIES AND AMBAC .

            (a) The Trust Administrator shall give prompt notice to each Rating Agency and Ambac of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or  transfer of the Class B  Certificates  pursuant to
Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any  resignation  of the Master  Servicer  pursuant  to Section
6.04;

            (v) the  occurrence  of any of the  Events of  Default  described in
Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency and Ambac of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

            (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master  Servicer  shall  deliver to each  Rating  Agency and
Ambac:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08     COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09     RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01     CLASS A FIXED PASS-THROUGH RATE.

            The Class A Fixed Pass-Through Rate is 6.250% per annum.

            SECTION 11.02     CUT-OFF DATE.

            The Cut-Off Date for the Certificates is May 1, 1999.

            SECTION 11.03     CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $225,151,601.74.

            SECTION 11.04     ORIGINAL CLASS A PERCENTAGE.

            The Original Class A Percentage is 96.97742128%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                             Original
                 Class                  Principal Balance

            Class A-1                   $   46,032,900.00
            Class A-2                   $  155,000,000.00
            Class A-3                   $   14,408,000.00
            Class A-4                   $    1,292,000.00
            Class A-PO                  $    1,663,497.87
            Class A-R                   $          100.00

            SECTION 11.06     ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

            The Original Class A Non-PO Principal Balance is $216,733,000.00.

            SECTION 11.07     ORIGINAL SUBORDINATED PERCENTAGE.

            The Original Subordinated Percentage is 3.02257872%.

            SECTION 11.08     ORIGINAL CLASS B-1 PERCENTAGE.

            The Original Class B-1 Percentage is 1.86363387%.

            SECTION 11.09     ORIGINAL CLASS B-2 PERCENTAGE.

            The Original Class B-2 Percentage is 0.40315345%.

            SECTION 11.10     ORIGINAL CLASS B-3 PERCENTAGE

            The Original Class B-3 Percentage is 0.25191497%.

            SECTION 11.11     ORIGINAL CLASS B-4 PERCENTAGE.

            The Original Class B-4 Percentage is 0.25191497%.

            SECTION 11.12     ORIGINAL CLASS B-5 PERCENTAGE.

            The Original Class B-5 Percentage is 0.10067650%.

            SECTION 11.13     ORIGINAL CLASS B-6 PERCENTAGE.

            The Original Class B-6 Percentage is 0.15128495%.

            SECTION 11.14     ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $6,755,103.87.

            SECTION 11.15 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificates, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                 Original
                Class                       Principal Balance

              Class B-1                    $4,165,000.00
              Class B-2                    $ 901,000.00
              Class B-3                    $ 563,000.00
              Class B-4                    $ 563,000.00
              Class B-5                    $ 225,000.00

              Class B-6$338,103.87

            SECTION 11.16     ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 1.15894484%.

            SECTION 11.17     ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 0.75579140%.

            SECTION 11.18     ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.50387642%.

            SECTION 11.19     ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.25196145%.

            SECTION 11.20     ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.15128495%.

            SECTION 11.21     CLOSING DATE.

            The Closing Date is May 26, 1999.

            SECTION 11.22     RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $22,515,160.17 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.23     WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A (other than the Class A-PO and Class A-R Certificates) and the Class B Certificates (other than the Class B-5 and Class B-6 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R, Class B-5 and Class B-6 Certificates are not eligible for wire transfer.

            SECTION 11.24     SINGLE CERTIFICATE.

            A Single  Certificate for each Class of Class A Certificates  (other than the Class A-3, Class A-PO and Class A-R Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-3 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO, Class B-5 and Class B-6 Certificates represents a $1,663,497.87, $225,000.00 and $338,103.87 Denomination,
respectively.

            SECTION 11.25     SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.26     MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            SECTION 11.27     AMBAC CONTACT PERSON.

            The  initial  Ambac  Contact  Person  is  Patrick   Greene,   Vice
President of the Seller.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    NORWEST ASSET SECURITIES CORPORATION
                                        as Seller

                                    By:
                                       --------------------------------
                                        Name:  Alan S.  McKenney
                                        Title: Vice President


                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
                                        as Master Servicer

                                    By:
                                       --------------------------------
                                        Name:  Nancy E.  Burgess
                                        Title: Vice President


                                    FIRST UNION NATIONAL BANK
                                        as Trust Administrator

                                    By:
                                       --------------------------------
                                        Name:
                                        Title:

ATTEST:

By:
   ---------------------------
   Name:
   Title:

                                    UNITED STATES TRUST COMPANY
                                    OF NEW YORK
                                        as Trustee

                                    By:
                                       --------------------------------
                                        Name:
                                        Title:

STATE OF MARYLAND   )
                    ss.:
COUNTY OF FREDERICK )

            On this 26th day of May, 1999, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND   )
                    ss.:
COUNTY OF FREDERICK )

            On this 26th day of May, 1999, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF            )
                    ss.:
COUNTY OF           )

            On this 26th day of May, 1999, before me, a notary public in and for
                 ,  personally  appeared                     ,  known to me who,
being  by  me  duly   sworn,   did   depose   and  say  that  s/he   resides  at
                 ,                   ;  that s/he is a                        of
United States Trust Company of New York, a                 ,  one of the parties
that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                        ss.:
COUNTY OF               )

            On this 26th day of May, 1999, before me, a notary public in and for
the State of North Carolina, personally appeared                      , known to
me  who,  being  by me duly  sworn,  did  depose  and say  that  he  resides  at
                  ,  North Carolina; that he is a                       of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-17 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                        Cut-Off Date:  May 1, 1999

CUSIP No.:                              First Distribution Date:  June 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:       %

Final Scheduled Maturity Date: June 25, 2029

          THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

          Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

          Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN  WITNESS  WHEREOF,   the  Trust   Administrator   has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                        First Union National Bank,
                                          Trust Administrator


                                        By:  ___________________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By:  ___________________________________
     Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-17 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                        Cut-Off Date:  May 1, 1999

CUSIP No.:                              First Distribution Date:  June 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:       %

Final Scheduled Maturity Date:  June 25, 2029

          THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

          Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

          Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN  WITNESS  WHEREOF,   the  Trust   Administrator   has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                        First Union National Bank,
                                          Trust Administrator


                                        By:  ___________________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By:  ___________________________________
     Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-17 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                        Cut-Off Date:  May 1, 1999

CUSIP No.:                              First Distribution Date:  June 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate as of the
Cut-Off Date:       %

Final Scheduled Maturity Date:  June 25, 2029

          THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-3 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class A-3 Certificates as described below and in the Agreement. Prior to the Distribution Date, if any, on which Ambac fails to make a payment with respect to a Class A-3 Distribution Deficiency, distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement. Any Non-Supported Interest Shortfall allocated to the Class A-3 Certificates will be covered, to the extent available, by funds in the Reserve Fund, to the extent described in the Agreement and then by the Policy described below.

          The Class A-3 Certificates will be entitled to the benefits of a Financial Guaranty Insurance Policy issued by Ambac Assurance Corporation (the "Policy") to the extent described in the Agreement.

          Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

          Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN  WITNESS  WHEREOF,   the  Trust   Administrator   has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                        First Union National Bank,
                                          Trust Administrator


                                        By:  ___________________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By:  ___________________________________
     Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 1999-17 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                        Cut-Off Date:  May 1, 1999

CUSIP No.:                              First Distribution Date:  June 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:       %

Final Scheduled Maturity Date:  June 25, 2029

          THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The Class A-4 Certificates will not be entitled to distributions in respect of interest.

          Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

          Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN  WITNESS  WHEREOF,   the  Trust   Administrator   has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                        First Union National Bank,
                                          Trust Administrator


                                        By:  ___________________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By:  ___________________________________
     Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 1999-17, CLASS A-PO

                    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                        Cut-Off Date:  May 1, 1999

Percentage Interest evidenced           First Distribution Date: June 25, 1999
by this Certificate:       %

Final Scheduled
Maturity Date:  June 25, 2029           Denomination:  $

          THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

          Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

          No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

          Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN  WITNESS  WHEREOF,   the  Trust   Administrator   has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                        First Union National Bank,
                                          Trust Administrator


                                        By:  ___________________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By:  ___________________________________
     Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 1999-17, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                        Cut-Off Date:  May 1, 1999

CUSIP No.:                              First Distribution Date:  June 25, 1999

Percentage Interest evidenced           Denomination:  $100.00
by this Certificate:  100%

Final Scheduled Maturity Date:  June 25, 2029

          THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

          Distributions  on this  Certificate  will be  made  on  behalf  of the
Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN  WITNESS  WHEREOF,   the  Trust   Administrator   has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                        First Union National Bank,
                                          Trust Administrator


                                        By:  ___________________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By:  ___________________________________
     Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND AMBAC AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 1999-17, CLASS B-1

                    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                        Cut-Off Date:  May 1, 1999

CUSIP No.:                              First Distribution Date:  June 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:       %

Final Scheduled Maturity Date:  June 25, 2029

          THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and Ambac as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

          Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

          No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

          Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN  WITNESS  WHEREOF,   the  Trust   Administrator   has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                        First Union National Bank,
                                          Trust Administrator


                                        By:  ___________________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By:  ___________________________________
     Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, AMBAC AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 1999-17, CLASS B-2

            evidencing an interest in a pool of fixed interest rate,
        conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans,

                which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                        Cut-Off Date:  May 1, 1999

CUSIP No.:                              First Distribution Date:  June 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:       %

Final Scheduled Maturity Date:  June 25, 2029

          THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

          Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

          No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

          Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN  WITNESS  WHEREOF,   the  Trust   Administrator   has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                        First Union National Bank,
                                          Trust Administrator


                                        By:  ___________________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By:  ___________________________________
     Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, AMBAC, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 1999-17, CLASS B-3

                    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay,

                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may

                    include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                        Cut-Off Date:  May 1, 1999

CUSIP No.:                              First Distribution Date:  June 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:       %

Final Scheduled Maturity Date:  June 25, 2029

          THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

          Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

          No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

          Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN  WITNESS  WHEREOF,   the  Trust   Administrator   has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                        First Union National Bank,
                                          Trust Administrator


                                        By:  ___________________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By:  ___________________________________
     Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, AMBAC, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 1999-17, CLASS B-4

                    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay,

                fully amortizing, first lien, one- to four-family
                  residential mortgage loans, which may include

                  loans secured by shares issued by cooperative

                          housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                        Cut-Off Date:  May 1, 1999

CUSIP No.:                              First Distribution Date:  June 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:       %

Final Scheduled Maturity Date:  June 25, 2029

          THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

          Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

          No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

          Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN  WITNESS  WHEREOF,   the  Trust   Administrator   has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                        First Union National Bank,
                                          Trust Administrator


                                        By:  ___________________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By:  ___________________________________
     Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, AMBAC, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 1999-17, CLASS B-5

            evidencing an interest in a pool of fixed interest rate,
        conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans,

                which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                        Cut-Off Date:  May 1, 1999

CUSIP No.:                              First Distribution Date:  June 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:       %

Final Scheduled Maturity Date:  June 25, 2029

          THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

          Distributions  on this  Certificate  will be  made  on  behalf  of the
Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

          No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

          Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN  WITNESS  WHEREOF,   the  Trust   Administrator   has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                        First Union National Bank,
                                          Trust Administrator


                                        By:  ___________________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By:  ___________________________________
     Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, AMBAC, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 1999-17, CLASS B-6

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

          THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                        Cut-Off Date:  May 1, 1999

CUSIP No.:                              First Distribution Date:  June 25, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:       %

Final Scheduled Maturity Date:  June 25, 2029

          THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

          Distributions  on this  Certificate  will be  made  on  behalf  of the
Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

          No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

          Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN  WITNESS  WHEREOF,   the  Trust   Administrator   has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                        First Union National Bank,
                                          Trust Administrator


                                        By:  ___________________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By:  ___________________________________
     Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 1999-17 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 1999-17

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:
________________________________________________________________________________


Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The   assignee   should   include  the   following   for  purposes  of
distribution:

          Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________ for the account of _____________________________________ account number _______________, or, if mailed by check, to ________________________________________.  Applicable
statements should be mailed to _________________________________________________
____________________________________________________________.

          This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT


          THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _______________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ______________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                              W I T N E S S E T H:

          WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of May 26, 1999 relating to the issuance of Mortgage Pass-Through Certificates, Series 1999-17 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

          WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

          Section 2.01 CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

          Section 2.02 RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

          Section 2.03 REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

          Section 2.04 NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

          Section 2.05 CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

          From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

          Section 2.06 ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

          Section 3.01 CUSTODIAN A BAILEE AND AGENT OF THE TRUST ADMINISTRATOR. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.05 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian. Section

          3.02 INDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

          Section 3.03 CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

          Section 3.04 MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

          Section 3.05 CUSTODIAN MAY RESIGN; TRUST ADMINISTRATOR MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

          The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.07.

          Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.05 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

          Section 3.06 MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 3.07 REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

          Section 4.01 NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

          Section 4.02 AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

          Section 4.03 GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

          Section 4.04 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 4.05 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                FIRST UNION NATIONAL BANK

230 South Tryon Street
Charlotte, North Carolina  28288        By:     ________________________________
                                        Name:   ________________________________
                                        Title:  ________________________________



Address:                                NORWEST ASSET SECURITIES CORPORATION

7485 New Horizon Way
Frederick, Maryland  21703              By:     ________________________________
                                        Name:   ________________________________
                                        Title:  ________________________________



Address:                                NORWEST ASSET SECURITIES MINNESOTA,
                                        NATIONAL ASSOCIATION

7485 New Horizon Way
Frederick, Maryland 21703               By:     ________________________________
                                        Name:   ________________________________
                                        Title:  ________________________________



Address:                                [CUSTODIAN]


                                        By:     ________________________________
                                        Name:   ________________________________
                                        Title:  ________________________________

STATE OF                 )
                         : ss.:
COUNTY OF                )


          On this ____ day of ____________, 19__, before me, a notary public in and for the State of _______________, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he resides at ________________________________________; that he is the ____________________ of
Norwest Asset Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                        ________________________________________
                                                     Notary Public


[NOTARIAL SEAL]

STATE OF                 )
                         : ss.:
COUNTY OF                )


          On this ____ day of ____________, 19__, before me, a notary public in and for the State of _______________, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he resides at ________________________________________; that he is the _______________ of
Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                        ________________________________________
                                                     Notary Public


[NOTARIAL SEAL]

STATE OF                 )
                         : ss.:
COUNTY OF                )


          On this ____ day of ____________, 19__, before me, a notary public in and for the State of _______________, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he resides at ________________________________________; that he is the _______________ of
First Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                        ________________________________________
                                                     Notary Public


[NOTARIAL SEAL]

STATE OF                 )
                         : ss.:
COUNTY OF                )


          On this ____ day of ____________, 19 , before me, a notary public in and for the State of _______________, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he resides at ________________________________________; that he is the _______________ of
____________________,  a  _______________,  one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                        ________________________________________
                                                     Notary Public


[NOTARIAL SEAL]

                                   EXHIBIT F-1

            [Schedule of Mortgage Loans Serviced by Norwest Mortgage]



NASCOR
NMI/1999-17 Exhibit F-1
30 YEAR FIXED RATE RELOCATION LOANS

  (i)                          (ii)                        (iii)         (iv)         (v)          (vi)
--------     ----------------------------------------     --------     --------     --------     ---------
                                                                                      NET
MORTGAGE                                                               MORTGAGE     MORTGAGE      CURRENT
  LOAN                                           ZIP      PROPERTY     INTEREST     INTEREST      MONTHLY
 NUMBER              CITY             STATE     CODE        TYPE         RATE         RATE        PAYMENT
--------     --------------------     -----     -----     --------     --------     --------     ---------
4747909      CHANHASSEN                MN       55317       SFD         6.250        5.983       $1,908.73
4758224      CLAYTON                   CA       94517       SFD         6.750        6.250       $1,803.43
4772634      ASHBURN                   VA       20147       SFD         7.250        6.250       $1,997.08
4783380      AUSTIN                    TX       78733       SFD         6.875        6.250       $1,765.83
4791274      CHANHASSEN                MN       55317       SFD         7.375        6.250       $2,762.71
4791692      PENN VALLEY               CA       95946       SFD         6.625        6.250       $4,123.61
4791701      AUSTIN                    TX       78733       SFD         6.500        6.233       $1,896.21
4795867      OAKLAND                   NJ       07436       SFD         7.125        6.250       $2,381.60
4815683      ATLANTA                   GA       30327       SFD         6.875        6.250       $2,402.39
4824438      SUGAR LAND                TX       77478       SFD         7.000        6.250       $2,566.08
4825321      CONCORD                   NC       28027       SFD         6.750        6.250       $1,783.65
4826430      SCOTTSDALE                AZ       85259       SFD         7.375        6.250       $2,072.03
4846719      PETALUMA                  CA       94952       SFD         7.250        6.250       $1,797.54
4850631      BOLTON                    MA       01740       SFD         7.125        6.250       $3,685.25
4852706      LONGMONT                  CO       80503       SFD         7.375        6.250       $2,202.22
4853493      JACKSONVILLE              FL       32209       SFD         7.250        6.250       $1,852.11
4870407      THE WOODLANDS             TX       77381       SFD         6.750        6.250       $4,163.36
4876185      SCOTTSDALE                AZ       85255       SFD         6.625        6.250       $2,095.42
4876307      SANTA BARBARA             CA       93109       SFD         7.125        6.250       $2,694.88
4877381      ACTON                     MA       01720       SFD         7.000        6.250       $2,025.85
4880560      JAMISON                   PA       18929       SFD         7.000        6.250       $1,872.83
4884845      CARMEL                    NY       10512       SFD         7.000        6.250       $2,627.28
4886566      CLAYTON                   CA       94517       SFD         6.625        6.250       $1,925.10
4890250      LAWRENCEVILLE             NJ       08648       SFD         6.750        6.250       $1,734.36
4891731      ERIE                      CO       80516       SFD         7.000        6.250       $1,766.05
4893054      GLEN ALLEN                VA       23060       SFD         6.125        5.858       $2,029.42
4896251      FLEMINGTON                NJ       08822       SFD         6.375        6.108       $2,495.48
4901968      SOUTH RIDING              VA       20152       SFD         6.500        6.233       $1,611.78
4908408      SAINT CHARLES             IL       60174       SFD         6.625        6.250       $1,984.97
4913529      CINCINNATI                OH       45244       SFD         6.500        6.233       $2,117.43
4915513      SCARSDALE                 NY       10583       SFD         7.125        6.250       $2,496.13
4918524      LA CANADA                 CA       91011       SFD         6.500        6.233       $1,896.21
4920168      MONTGOMERY                NJ       08502       SFD         7.375        6.250       $1,975.34
4920269      TAMPA                     FL       33609       SFD         6.625        6.250       $1,984.97
4921003      BOYNTON BEACH             FL       33436       SFD         7.125        6.250       $1,683.29
4923555      ALPHARETTA                GA       30004       SFD         7.250        6.250       $1,848.70
4924485      SARATOGA                  CA       95070       SFD         6.500        6.233       $5,530.60
4924623      TUSTIN                    CA       92782       SFD         6.250        5.983       $2,955.45
4926256      GREENWICH                 CT       06830       SFD         6.500        6.233       $3,413.17
4926412      RARITAN TWP               NJ       08822       SFD         6.250        5.983       $2,364.05
4928759      SAN JOSE                  CA       95120       SFD         6.875        6.250       $2,470.06
4929019      SANTA ANA                 CA       92705       SFD         6.500        6.233       $4,108.45
4930067      POTOMAC                   MD       20854       SFD         6.625        6.250       $5,762.80
4931066      SIMI VALLEY               CA       93065       SFD         6.625        6.250       $2,409.82
4931238      ATLANTA                   GA       30327       SFD         6.500        6.233       $2,983.37
4931559      MASON                     OH       45040       SFD         6.750        6.250       $1,718.79
4931726      GREENWICH                 CT       06830       SFD         6.625        6.250       $6,403.11
4931761      ALPHARETTA                GA       30022       SFD         6.625        6.250       $2,049.00
4932350      FRANKLIN                  TN       37069       SFD         6.500        6.233       $1,782.44
4933344      GERMANTOWN                TN       38139       SFD         6.875        6.250       $2,222.40
4933807      MONMOUTH JUNCTION         NJ       08852       SFD         6.750        6.250       $2,165.67
4934587      BERNARDSVILLE             NJ       07924       SFD         6.250        5.983       $4,002.17
4936384      RIDGEFIELD                CT       06877       SFD         6.750        6.250       $6,031.97
4937151      GILROY                    CA       95020       SFD         6.500        6.233       $1,912.01
4937654      HOOVER                    AL       35244       SFD         6.875        6.250       $1,846.96
4937658      GLEN ELLYN                IL       60137       SFD         7.000        6.250       $2,355.18
4938350      CARY                      IL       60013       SFD         6.625        6.250       $2,392.21
4938669      ALPHARETTA                GA       30005       PUD         6.750        6.250       $2,080.71
4939349      MASON                     OH       45040       SFD         6.625        6.250       $1,600.78
4939611      WEST CHESTER              PA       19380       SFD         6.500        6.233       $2,275.45
4940422      ORCHARD LAKE              MI       48324       SFD         6.500        6.233       $1,956.89
4940592      CHESTERFIELD              VA       23838       SFD         6.125        5.858       $1,976.87
4941349      WILDWOOD                  MO       63011       SFD         7.500        6.250       $1,793.49
4942205      RANDOLPH                  NJ       07869       SFD         6.500        6.233       $2,301.05
4943119      ANN ARBOR                 MI       48108       SFD         7.125        6.250       $2,128.96
4948236      SAN MATEO                 CA       94402       SFD         6.375        6.108       $2,994.58
4949023      HOLLISTER                 CA       95023       SFD         6.875        6.250       $2,051.59
4949525      NEW CANAAN                CT       06840       SFD         6.000        5.733       $4,196.86
4949547      SOLON                     OH       44139       SFD         6.750        6.250       $1,816.08
4949582      SCOTTSDALE                AZ       85255       SFD         7.000        6.250       $2,083.73
4949583      MIDDLETOWN                NJ       07748       SFD         6.250        5.983       $1,856.39
4949871      CHATHAM                   NJ       07928       SFD         6.500        6.233       $1,991.02
4950097      OAK HILL                  VA       20171       SFD         6.375        6.108       $3,066.63
4951394      CORAL GABLES              FL       33134       SFD         7.000        6.250       $1,729.79
4952006      RANDOLPH                  NJ       07869       SFD         6.500        6.233       $2,790.27
4952334      STAMFORD                  CT       06903       SFD         6.375        6.108       $2,557.87
4952835      PRINCETON                 NJ       08540       SFD         6.750        6.250       $1,987.31
4952944      SOUTH RIDING              VA       20152       SFD         6.375        6.108       $1,871.61
4953194      SAINT CHARLES             MO       63304       SFD         7.500        6.250       $2,001.16
4953243      BOTHELL                   WA       98012       SFD         7.375        6.250       $2,072.03
4953401      PALO ALTO                 CA       94301       SFD         6.875        6.250       $3,889.02
4953451      VENETIA                   PA       15367       SFD         7.000        6.250       $1,829.59
4953721      MERTON                    WI       53029       SFD         7.000        6.250       $2,146.27
4954074      RESTON                    VA       20191       SFD         6.375        6.108       $1,768.68
4954520      MANDEVILLE                LA       70471       SFD         6.875        6.250       $2,391.23
4954767      MORRISVILLE               NC       27560       SFD         6.875        6.250       $2,217.14
4955106      PALO ALTO                 CA       94306       SFD         6.625        6.250       $2,878.84
4955141      GENEVA                    IL       60134       SFD         6.750        6.250       $1,932.83
4955509      SAN MATEO                 CA       94402       SFD         6.375        6.108       $3,488.69
4955914      PITTSTOWN                 NJ       08867       SFD         6.875        6.250       $2,116.96
4956422      NOBLESVILLE               IN       46060       SFD         7.000        6.250       $2,993.87
4956434      SAN DIEGO                 CA       92130       SFD         7.250        6.250       $2,784.99
4956491      MARIETTA                  GA       30067       SFD         6.625        6.250       $1,767.26
4956690      YARDLEY                   PA       19067       SFD         6.750        6.250       $1,770.68
4956937      NEW YORK                  NY       10021       COP         6.250        5.983       $2,308.94
4957144      FOOTHILL RANCH            CA       92610       SFD         6.750        6.250       $1,899.10
4957788      LOUISVILLE                KY       40245       SFD         6.750        6.250       $1,919.86
4959174      BOSTON                    MA       02118       LCO         6.875        6.250       $1,655.47
4959194      NEW MILFORD               CT       06776       SFD         6.750        6.250       $1,731.76
4959339      ALPHARETTA                GA       30004       SFD         6.125        5.858       $1,701.31
4959371      RIDGEFIELD                CT       06877       SFD         6.500        6.233       $1,946.77
4960271      DOVER                     DE       19901       SFD         7.250        6.250       $1,755.24
4960995      ASHBURN                   VA       20147       SFD         6.250        5.983       $1,583.01
4961223      SAINT CHARLES             IL       60175       SFD         6.875        6.250       $2,125.50
4961673      ATLANTA                   GA       30342       SFD         6.750        6.250       $2,145.57
4961714      POUND RIDGE               NY       10576       SFD         6.250        5.983       $2,770.73
4961733      SANTA CLARITA             CA       91351       SFD         7.250        6.250       $1,978.32
4962028      RIDGEWOOD                 NJ       07450       SFD         6.875        6.250       $2,259.18
4962235      COMMERCE TOWNSHIP         MI       48390       SFD         7.250        6.250       $1,707.15
4962329      SUWANEE                   GA       30024       SFD         7.125        6.250       $2,804.36
4962334      LAKE BARRINGTON           IL       60010       SFD         6.875        6.250       $2,161.30
4962813      SCOTTSDALE                AZ       85260       SFD         6.125        5.858       $2,081.07
4963311      TAMPA                     FL       33613       SFD         7.125        6.250       $2,849.83
4963925      SAN JOSE                  CA       95125       SFD         6.750        6.250       $2,256.80
4964356      SAN JOSE                  CA       95135       SFD         7.125        6.250       $3,163.79
4964381      HUNTINGTON BEACH          CA       92648       PUD         6.750        6.250       $2,231.18
4964442      ROXBURY TOWNSHIP          NJ       07876       SFD         6.875        6.250       $1,678.79
4964470      KENT                      WA       98042       SFD         7.000        6.250       $1,896.12
4965054      SCOTTSDALE                AZ       85331       SFD         7.500        6.250       $1,789.99
4965232      TENAFLY                   NJ       07670       SFD         6.250        5.983       $1,669.83
4965438      AURORA                    CO       80015       SFD         6.500        6.233       $1,972.06
4965960      MABLETON                  GA       30126       SFD         6.000        5.733       $1,649.37
4966197      EAGAN                     MN       55123       SFD         6.750        6.250       $1,686.36
4966349      CHAPEL HILL               NC       27516       SFD         6.875        6.250       $1,990.05
4966553      BOSTON                    MA       02118       LCO         6.500        6.233       $2,692.94
4966597      NEWPORT BEACH             CA       92660       SFD         6.750        6.250       $3,243.00
4966632      FAIRHOPE                  AL       36532       SFD         6.250        5.983       $1,662.44
4966851      HUNTINGTON BEACH          CA       92648       SFD         6.875        6.250       $4,578.80
4966940      LAFAYETTE                 CA       94549       SFD         7.875        6.250       $2,120.83
4967137      HOPEWELL JUNCTION         NY       12533       SFD         6.875        6.250       $1,759.92
4967215      WINDERMERE                FL       34786       SFD         6.625        6.250       $2,356.35
4967499      SUDBURY                   MA       01776       SFD         5.875        5.608       $5,442.15
4967718      FREEHOLD                  NJ       07728       SFD         6.500        6.233       $2,138.92
4968011      DANA POINT                CA       92629       LCO         6.875        6.250       $1,727.73
4968019      KIRKLAND                  WA       98034       SFD         7.125        6.250       $1,870.58
4968036      CONCORD                   CA       94521       SFD         6.625        6.250       $1,632.80
4968229      PLANO                     TX       75093       SFD         7.125        6.250       $2,977.84
4968529      ISSAQUAH                  WA       98029       SFD         6.875        6.250       $1,969.48
4968982      UNION CITY                CA       94587       SFD         6.750        6.250       $2,406.30
4969080      BROOKFIELD                CT       06804       SFD         6.250        5.983       $1,618.11
4969129      LOVELAND                  OH       45140       SFD         6.875        6.250       $1,922.51
4969274      AVON                      CT       06001       SFD         6.875        6.250       $2,299.26
4969290      STERLING                  VA       20165       SFD         6.250        5.983       $2,147.63
4969298      LAGUNA HILLS              CA       92653       SFD         7.125        6.250       $5,810.83
4969329      SHIP BOTTOM               NJ       08008       SFD         6.250        5.983       $1,834.84
4969595      MASON                     OH       45040       SFD         7.000        6.250       $1,908.43
4970439      WESTPORT                  CT       06880       SFD         6.500        6.233       $4,673.52
4970554      POTOMAC                   MD       20854       SFD         6.250        5.983       $2,462.87
4970842      CHADDS FORD               PA       19317       SFD         6.375        6.108       $2,869.81
4971039      SCOTTSDALE                AZ       85259       SFD         6.625        6.250       $2,305.12
4971322      CLARKSON VALLEY           MO       63005       SFD         6.750        6.250       $2,594.40
4971398      WATCHUNG                  NJ       07060       SFD         6.750        6.250       $2,594.40
4971920      FEDERAL WAY               WA       98003       SFD         6.125        5.858       $1,579.79
4972032      PALOS VERDES ESTATES      CA       90274       SFD         5.875        5.608       $3,253.46
4972131      CHAPEL HILL               NC       27514       SFD         6.125        5.858       $1,701.31
4972169      LOS ALTOS                 CA       94024       SFD         6.625        6.250       $4,802.34
4972293      MOUNT AIRY                MD       21771       SFD         6.625        6.250       $1,743.89
4972418      PARK RIDGE                IL       60068       SFD         6.625        6.250       $2,241.09
4972438      RANDOLPH                  NJ       07869       SFD         6.750        6.250       $2,355.71
4972649      SAN JOSE                  CA       95120       SFD         6.625        6.250       $2,497.22
4972798      DUNWOODY                  GA       30338       SFD         7.250        6.250       $1,811.18
4973385      BARRINGTON                IL       60010       SFD         6.125        5.858       $1,798.53
4973573      CLINTON                   NJ       08801       SFD         6.875        6.250       $1,965.86
4973588      CHARLOTTE                 NC       28269       SFD         6.250        5.983       $1,595.94
4973684      ISSAQUAH                  WA       98029       SFD         6.375        6.108       $1,996.08
4973690      LITTLETON                 CO       80127       SFD         6.375        6.108       $2,395.04
4973697      MONROVIA                  CA       91016       SFD         7.375        6.250       $1,958.07
4973708      HIGHLANDS RANCH           CO       80126       SFD         7.250        6.250       $2,043.81
4973740      PALM HARBOR               FL       34685       SFD         6.500        6.233       $2,401.86
4973783      WALNUT CREEK              CA       94598       SFD         6.375        6.108       $3,743.22
4973803      HIGHLANDS RANCH           CO       80126       SFD         6.625        6.250       $1,748.05
4973852      MILLERSVILLE              PA       17551       SFD         6.750        6.250       $2,092.06
4973881      PERINTON                  NY       14450       SFD         6.625        6.250       $2,449.19
4974153      SAN DIEGO                 CA       92131       SFD         6.875        6.250       $2,158.02
4974154      MEDIA                     PA       19063       SFD         6.750        6.250       $2,334.31
4974296      DOYLESTOWN                PA       18901       SFD         6.250        5.983       $1,711.70
4974516      JUPITER                   FL       33458       SFD         6.500        6.233       $2,047.91
4974627      MARIETTA                  GA       30068       SFD         6.875        6.250       $1,807.87
4974660      BLUE BELL                 PA       19422       SFD         6.750        6.250       $2,225.99
4974668      HIGHLANDS RANCH           CO       80126       SFD         6.625        6.250       $1,600.78
4974715      GIBSONIA                  PA       15044       SFD         6.375        6.108       $1,557.18
4974743      NEWTON                    NJ       07860       SFD         7.000        6.250       $1,816.61
4974840      DAVIE                     FL       33330       SFD         6.875        6.250       $1,918.24
4974866      ROCHESTER                 MI       48306       SFD         7.125        6.250       $2,364.42
4974930      CUPERTINO                 CA       95014       SFD         6.250        5.983       $2,166.71
4974949      COLUMBIA                  MD       21044       SFD         6.375        6.108       $1,918.40
4975100      MARIETTA                  GA       30067       SFD         5.875        5.608       $2,247.85
4975251      LOS ALTOS                 CA       94022       SFD         6.500        6.233       $5,530.60
4975626      MIAMI                     FL       33156       SFD         6.625        6.250       $2,241.09
4975713      VICTOR                    NY       14564       SFD         6.375        6.108       $1,871.61
4976281      RICHMOND                  TX       77469       SFD         7.125        6.250       $1,676.55
4976512      GREENWICH                 CT       06830       LCO         6.250        5.983       $1,967.22
4976600      ATLANTA                   GA       30306       SFD         6.625        6.250       $2,391.57
4976695      SANTA CLARITA             CA       91351       SFD         6.750        6.250       $1,692.85
4976719      AUSTIN                    TX       78733       SFD         6.875        6.250       $2,095.61
4976796      SAN JOSE                  CA       95135       SFD         6.750        6.250       $3,092.52
4976919      PROSPECT                  KY       40059       SFD         6.750        6.250       $2,062.55
4977224      MORAGA                    CA       94556       SFD         7.125        6.250       $3,031.74
4977231      DALLAS                    TX       75252       SFD         7.000        6.250       $2,142.28
4977312      WADSWORTH                 IL       60083       SFD         6.750        6.250       $2,270.10
4977358      ALTADENA                  CA       91001       SFD         7.000        6.250       $2,448.32
4977683      ALEXANDRIA                VA       22307       SFD         6.125        5.858       $3,013.75
4977774      SAINT LOUIS               MO       63005       SFD         6.750        6.250       $1,945.80
4977890      MAPLE GROVE               MN       55369       SFD         6.750        6.250       $1,919.86
4977926      REDMOND                   WA       98053       SFD         7.125        6.250       $1,691.04
4978024      WINNETKA                  IL       60093       SFD         6.750        6.250       $6,810.29
4978034      LEAWOOD                   KS       66224       SFD         6.500        6.233       $2,464.75
4978062      PALO ALTO                 CA       94301       LCO         6.875        6.250       $2,128.45
4978131      DANVILLE                  CA       94526       SFD         7.125        6.250       $2,688.48
4978200      CHICAGO                   IL       60613       SFD         6.500        6.233       $2,698.94
4978220      BERNARDSVILLE             NJ       07924       SFD         6.500        6.233       $1,992.28
4978227      PARKTON                   MD       21120       SFD         7.000        6.250       $2,256.71
4978361      GREEN BROOK               NJ       08812       SFD         6.625        6.250       $2,798.16
4978420      WESTFORD                  MA       01886       SFD         6.000        5.733       $1,534.85
4978602      HOUSTON                   TX       77027       SFD         7.125        6.250       $2,122.22
4978629      AGOURA HILLS              CA       91301       SFD         6.750        6.250       $2,360.25
4978669      CLARENCE                  NY       14031       SFD         6.500        6.233       $2,004.29
4978704      SOUTHBURY                 CT       06488       SFD         6.500        6.233       $2,521.96
4978753      LAGUNA BEACH              CA       92651       SFD         6.875        6.250       $3,967.86
4978842      LOVETTSVILLE              VA       20180       SFD         6.625        6.250       $1,604.94
4978866      THOUSAND OAKS             CA       91320       SFD         6.875        6.250       $2,075.90
4979175      NORTHAMPTON               MA       01060       SFD         7.125        6.250       $1,670.83
4979184      POTOMAC                   MD       20854       SFD         7.000        6.250       $1,995.91
4979278      OAKTON                    VA       22124       SFD         6.875        6.250       $1,873.57
4979294      SANTA ROSA                CA       95404       SFD         6.500        6.233       $2,042.22
4979348      PORT WASHINGTON           NY       11050       SFD         6.875        6.250       $1,921.52
4979490      OLD GREENWICH             CT       06870       SFD         6.375        6.108       $4,679.03
4979557      MILLBURN                  NJ       07041       SFD         6.500        6.233       $2,212.24
4979880      MEQUON                    WI       53092       SFD         6.625        6.250       $3,323.22
4979957      MORRISTOWN                NJ       07960       SFD         6.750        6.250       $2,309.01
4980096      MCKINNEY                  TX       75070       SFD         6.500        6.233       $2,746.34
4980168      GAINESVILLE               GA       30506       SFD         6.375        6.108       $1,746.84
4980477      YORKTOWN HEIGHTS          NY       10598       SFD         7.125        6.250       $1,819.05
4980675      WESTPORT                  CT       06880       SFD         6.875        6.250       $4,270.04
4980800      ISSAQUAH                  WA       98027       SFD         6.875        6.250       $2,361.34
4980821      LITTLETON                 CO       80123       SFD         7.000        6.250       $1,682.56
4980863      WESTLAKE VILLAGE          CA       91362       SFD         6.625        6.250       $2,561.25
4980871      HAWTHORN WOODS            IL       60047       SFD         7.000        6.250       $1,916.08
4981045      WESTON                    FL       33327       SFD         7.125        6.250       $2,499.50
4981574      SMYRNA                    GA       30080       SFD         6.125        5.858       $2,114.49
4981641      GLASTONBURY               CT       06033       SFD         6.875        6.250       $2,312.39
4981743      LOVELAND                  CO       80537       SFD         6.500        6.233       $1,056.82
4981850      LAKE ELMO                 MN       55042       SFD         6.750        6.250       $1,915.96
4981893      CINCINNATI                OH       45244       SFD         6.875        6.250       $2,496.33
4981938      KATY                      TX       77450       SFD         6.625        6.250       $2,305.12
4982138      SAN JOSE                  CA       95138       SFD         6.625        6.250       $3,201.56
4982736      PEWEE VALLEY              KY       40056       SFD         6.625        6.250       $2,663.70
4982810      ALPHARETTA                GA       30004       SFD         6.875        6.250       $2,627.72
4982846      MORRISTOWN                NJ       07960       SFD         6.500        6.233       $1,906.32
4982857      DALLAS                    TX       75225       SFD         7.000        6.250       $3,845.45
4983240      PALOS VERDES ESTATES      CA       90274       SFD         7.125        6.250       $5,052.89
4983414      WESTPORT                  CT       06880       SFD         6.875        6.250       $4,270.04
4983430      ALPHARETTA                GA       30201       SFD         6.875        6.250       $2,956.18
4983472      DARIEN                    CT       06403       SFD         6.375        6.108       $6,238.70
4983487      JAMESTOWN                 NC       27282       SFD         6.500        6.233       $1,611.78
4983526      CONCORD                   CA       94521       SFD         6.500        6.233       $1,674.99
4983709      OVERLAND PARK             KS       66221       SFD         6.625        6.250       $1,652.01
4983782      MONUMENT                  CO       80132       SFD         6.750        6.250       $1,621.50
4983798      AURORA                    OH       44202       SFD         6.625        6.250       $1,728.84
4983842      LANCASTER                 PA       17601       SFD         6.500        6.233       $1,668.66
4984035      MORRISVILLE               NC       27560       SFD         7.375        6.250       $2,348.30
4984200      ANN ARBOR                 MI       48108       SFD         6.750        6.250       $2,223.40
4984284      SPRINGFIELD               OR       97478       SFD         6.500        6.233       $1,795.08
4984285      CENTER VALLEY             PA       18034       SFD         6.625        6.250       $1,731.09
4984318      PLEASANTON                CA       94566       SFD         6.625        6.250       $1,709.64
4984323      SARATOGA                  CA       95070       SFD         6.500        6.233       $5,562.20
4984718      SOUTHLAKE                 TX       76092       SFD         6.500        6.233       $2,117.43
4984721      MERCER ISLAND             WA       98040       SFD         6.500        6.233       $3,571.19
4984736      SAN PEDRO                 CA       90732       SFD         6.875        6.250       $2,062.76
4984795      LOS GATOS                 CA       95030       SFD         6.625        6.250       $2,558.69
4984896      NEWTOWN SQUARE            PA       19073       SFD         6.250        5.983       $2,462.87
4985057      CONCORD                   CA       94521       SFD         8.000        6.250       $1,903.02
4985080      KAILUA                    HI       96734       SFD         6.625        6.250       $4,162.03
4985253      LIVINGSTON                NJ       07039       SFD         7.125        6.250       $2,209.80
4985269      RIDGEFIELD                CT       06877       SFD         6.625        6.250       $2,081.02
4985386      OLD SAYBROOK              CT       06475       SFD         6.875        6.250       $1,643.64
4985623      POWELL                    OH       43065       SFD         6.750        6.250       $2,594.40
4985681      AVON                      CT       06001       SFD         6.875        6.250       $2,181.01
4986163      CHESTER                   NJ       07930       SFD         6.375        6.108       $2,667.05
4986199      FLOWER MOUND              TX       75028       SFD         7.125        6.250       $1,873.28
4986279      HOCKESSIN                 DE       19707       SFD         6.875        6.250       $1,623.93
4986395      RANDOLPH                  NJ       07869       SFD         6.500        6.233       $3,387.89
4986560      GERMANTOWN                TN       38138       SFD         6.750        6.250       $1,037.76
4986707      YORBA LINDA               CA       92887       SFD         6.625        6.250       $2,294.88
4986752      DANVILLE                  CA       94526       SFD         6.500        6.233       $1,693.95
4986800      DAKOTA DUNES              SD       57049       SFD         7.125        6.250       $2,021.16
4986833      MOUNTAIN VIEW             CA       94041       SFD         6.750        6.250       $2,628.77
4987134      MARQUETTE                 MI       49855       SFD         6.625        6.250       $1,647.53
4987452      OAKTON                    VA       22124       SFD         6.750        6.250       $1,997.69
4987485      CONCORD                   CA       94521       SFD         6.750        6.250       $1,582.58
4987509      GREAT FALLS               VA       22066       SFD         6.750        6.250       $2,080.71
4987520      WILDWOOD                  MO       63011       PUD         6.875        6.250       $1,692.25
4987672      COTO DE CAZA              CA       92679       SFD         6.000        5.733       $2,098.43
4987704      WILTON                    CT       06897       SFD         6.750        6.250       $3,567.29
4987861      SANDY                     UT       84092       SFD         6.875        6.250       $1,784.22
4987911      BEAUMONT                  TX       77706       SFD         6.875        6.250       $1,742.18
4987949      AUSTIN                    TX       78726       SFD         6.875        6.250       $1,718.86
4988059      FAR HILLS                 NJ       07931       SFD         6.375        6.108       $2,838.61
4988202      FOLSOM                    CA       95630       SFD         6.375        6.108       $2,520.44
4988449      EAST BERNARD              TX       77435       SFD         6.250        5.983       $1,674.76
4988519      DANVILLE                  CA       94526       SFD         6.000        5.733       $2,008.50
4988617      EDEN PRAIRIE              MN       55347       SFD         7.000        6.250       $2,847.50
4988629      WHEATON                   IL       60187       SFD         7.375        6.250       $1,899.36
4988733      SOUTHBURY                 CT       06488       SFD         6.375        6.108       $2,495.48
4988787      BROOKSIDE                 NJ       07926       SFD         6.750        6.250       $1,803.76
4989090      ALPHARETTA                GA       30005       SFD         7.000        6.250       $2,937.98
4989493      WASHINGTON                DC       20016       SFD         7.250        6.250       $2,423.10
4989606      YARDLEY                   PA       19067       SFD         7.500        6.250       $2,013.74
4989686      ROSWELL                   GA       30075       SFD         6.625        6.250       $1,734.61
4990077      RANCHO SANTA MARGARI      CA       92688       SFD         7.375        6.250       $2,001.24
4990423      DAYTON                    OH       45458       SFD         6.875        6.250       $2,128.45
4990440      LAKE IN THE HILLS         IL       60102       SFD         7.125        6.250       $1,724.72
4990456      PENNINGTON                NJ       08534       SFD         6.875        6.250       $2,233.56
4990658      HOOVER                    AL       35216       SFD         6.625        6.250       $2,330.74
4990680      BARRINGTON                IL       60010       SFD         6.750        6.250       $4,151.03
4990769      CAMPBELL                  CA       95008       SFD         7.125        6.250       $2,637.61
4991358      LINCOLN                   NE       68512       SFD         6.875        6.250       $1,629.19
4991555      RIDGEWOOD                 NJ       07450       SFD         6.250        5.983       $3,657.37
4991624      SAN LUIS OBISPO           CA       93401       SFD         7.125        6.250       $2,007.69
4991782      PLEASANTON                CA       94566       SFD         7.000        6.250       $2,661.21
4991844      PALO ALTO                 CA       94306       SFD         6.750        6.250       $2,075.52
4991909      THE WOODLANDS             TX       77381       SFD         7.000        6.250       $1,764.39
4992163      COLLEYVILLE               TX       76034       SFD         6.375        6.108       $1,528.49
4992183      PLEASANTON                CA       94566       SFD         6.375        6.108       $2,557.87
4992291      LARCHMONT                 NY       10538       SFD         6.000        5.733       $1,570.83
4992585      MAITLAND                  FL       32751       SFD         6.750        6.250       $1,945.80
4992771      BELLINGHAM                WA       98225       LCO         6.750        6.250       $1,686.36
4992835      PLEASANTON                CA       94566       SFD         7.250        6.250       $2,592.27
4993129      WHITE PLAINS              NY       10605       SFD         6.500        6.233       $2,085.83
4993326      BROOKEVILLE               MD       20833       SFD         7.125        6.250       $2,981.21
4993365      SAN JOSE                  CA       95112       LCO         6.875        6.250       $1,813.13
4993408      WINDSOR                   CT       06095       SFD         7.250        6.250       $1,931.25
4993454      PLANO                     TX       75024       SFD         7.000        6.250       $1,692.53
4993460      ATLANTA                   GA       30360       SFD         7.625        6.250       $1,831.07
4993733      MOUNT VERNON              IN       47620       SFD         6.875        6.250       $1,192.33
4993906      DOWNINGTOWN               PA       19335       SFD         6.750        6.250       $1,888.72
4994012      RANCHO PALOS VERDES       CA       90275       SFD         6.750        6.250       $2,633.31
4994167      AUSTIN                    TX       78750       SFD         7.125        6.250       $2,662.88
4994189      ASHBURN                   VA       20147       SFD         6.625        6.250       $1,600.78
4994215      WINFIELD                  IL       60190       SFD         6.750        6.250       $2,305.77
4994570      DALLAS                    TX       75206       SFD         7.000        6.250       $1,729.79
4994628      HOUSTON                   TX       77056       SFD         6.875        6.250       $2,135.02
4994641      HOUSTON                   TX       77019       SFD         6.750        6.250       $1,978.23
4994739      ARMONK                    NY       10504       SFD         6.625        6.250       $6,403.11
4994897      CUPERTINO                 CA       95014       SFD         7.250        6.250       $2,728.71
4995097      DANVILLE                  CA       94526       SFD         6.750        6.250       $2,270.10
4995348      SAN FRANCISCO             CA       94114       SFD         6.875        6.250       $3,639.39
4995620      ALPHARETTA                GA       30004       SFD         6.875        6.250       $2,212.21
4995891      BOSTON                    MA       02115       LCO         7.000        6.250       $2,228.77
4995970      CHAPIN                    SC       29036       SFD         6.375        6.108       $1,652.01
4996163      PHOENIXVILLE              PA       19460       SFD         7.000        6.250       $2,528.15
4996263      SEATTLE                   WA       98103       SFD         7.125        6.250       $1,940.31
4996325      GERMANTOWN                TN       38139       SFD         7.000        6.250       $2,195.50
4996405      SCOTTSDALE                AZ       85259       SFD         6.500        6.233       $1,706.59
4996419      AUSTIN                    TX       78730       SFD         7.000        6.250       $1,995.91
4996561      DUNWOODY                  GA       30350       SFD         6.875        6.250       $1,723.79
4997167      THE WOODLANDS             TX       77382       SFD         6.750        6.250       $2,205.24
4997199      HOLDEN                    MA       01520       SFD         7.375        6.250       $1,864.14
4997202      PLEASANTON                CA       94588       SFD         6.625        6.250       $1,664.81
4997621      OAKLAND                   CA       94611       SFD         6.625        6.250       $2,453.16
4997762      RIVERTON                  WY       82501       SFD         7.000        6.250       $1,769.71
4997810      DRAPER                    UT       84020       SFD         6.875        6.250       $1,786.85
4998049      LA HABRA HEIGHTS          CA       90631       SFD         6.875        6.250       $2,233.56
4998087      SAVAGE                    MN       55378       SFD         7.375        6.250       $1,970.85
4998254      KINGWOOD                  TX       77345       PUD         6.750        6.250       $2,464.68
4998477      TAMPA                     FL       33609       SFD         7.125        6.250       $2,459.08
4998564      FLAGSTAFF                 AZ       86004       SFD         6.750        6.250       $1,848.51
4998865      LAS VEGAS                 NV       89135       SFD         7.125        6.250       $1,798.83
4998949      SANTA CLARITA             CA       91350       SFD         7.750        6.250       $2,021.36
4999225      SUWANEE                   GA       30174       SFD         6.750        6.250       $2,334.96
4999295      AGOURA                    CA       91301       SFD         7.125        6.250       $2,155.90
4999361      TAMPA                     FL       33613       SFD         6.750        6.250       $3,142.46
4999562      DAKOTA DUNES              SD       57049       SFD         7.125        6.250       $2,182.85
4999639      DANVILLE                  CA       94506       SFD         6.500        6.233       $2,970.72
4999833      KENT                      WA       98042       SFD         7.500        6.250       $1,887.88
5000012      WESTLAKE VILLAGE          CA       91362       SFD         6.875        6.250       $3,074.43
5000465      WESTLAKE VILLAGE          CA       91361       SFD         6.500        6.233       $1,714.17
5000475      DOVE CANYON               CA       92679       SFD         7.125        6.250       $1,994.21
5000511      THOUSAND OAKS             CA       91320       SFD         6.500        6.233       $3,309.20
5000707      ESCONDIDO                 CA       92029       SFD         6.500        6.233       $1,896.21
5000907      PHOENIX                   AZ       85045       SFD         6.500        6.233       $1,896.21
5001014      WEST CHESTER              PA       19382       SFD         6.375        6.108       $2,121.16
5001026      SCOTTSDALE                AZ       85259       SFD         6.375        6.108       $3,119.35
5001446      AURORA                    CO       80015       SFD         6.625        6.250       $1,888.92
5001558      SAN DIEGO                 CA       92128       PUD         7.000        6.250       $1,946.01
5001989      WASHINGTON                DC       20005       LCO         7.000        6.250       $2,070.43
5002444      PLANO                     TX       75093       SFD         6.875        6.250       $2,154.73
5002462      THE WOODLANDS             TX       77381       PUD         6.750        6.250       $2,231.18
5002690      SAN MATEO                 CA       94403       SFD         6.625        6.250       $3,483.30
5002916      SATELLITE BEACH           FL       32937       SFD         6.500        6.233       $2,270.39
5002997      HOUSTON                   TX       77059       SFD         6.875        6.250       $2,186.86
5003279      SIMI VALLEY               CA       93065       SFD         6.625        6.250       $2,953.12
5003404      LITTLETON                 CO       80120       SFD         6.625        6.250       $1,664.81
5003617      LARKSPUR                  CA       94939       SFD         6.875        6.250       $2,233.56
5004275      ENCINITAS                 CA       92007       SFD         6.625        6.250       $2,721.33
5004334      DOVE CANYON               CA       92679       SFD         6.625        6.250       $2,458.29
5004804      SUNNYVALE                 CA       94087       SFD         6.750        6.250       $2,334.96
5004869      CONCORD                   CA       94518       SFD         7.250        6.250       $1,757.29
5004930      ROCHESTER HILLS           MI       48306       SFD         6.500        6.233       $2,002.40
5005468      DAYTON                    OH       45459       SFD         6.750        6.250       $1,660.42
5005494      LOVELAND                  OH       45140       SFD         6.875        6.250       $1,747.44
5006134      WINDERMERE                FL       34786       SFD         6.875        6.250       $1,970.79
5006389      FAIR OAKS                 CA       95628       SFD         6.875        6.250       $2,254.58
5006420      MARIETTA                  GA       30066       SFD         6.375        6.108       $1,873.80
5006790      CARMEL                    IN       46032       SFD         7.250        6.250       $1,746.38
5007039      MILL VALLEY               CA       94941       SFD         6.375        6.108       $2,807.42
5007247      IRVINE                    CA       92604       SFD         7.000        6.250       $1,806.97
5007833      MCKINNEY                  TX       75070       SFD         6.500        6.233       $1,740.09
5008056      OVERLAND PARK             KS       66221       SFD         6.750        6.250       $2,490.62
5008399      HOPKINTON                 MA       01748       LCO         6.750        6.250       $1,634.47
5008542      SCOTTSDALE                AZ       85259       SFD         6.500        6.233       $1,731.87
5008606      CAMARILLO                 CA       93012       SFD         7.000        6.250       $1,889.46
5008813      NEW ROCHELLE              NY       10804       SFD         7.125        6.250       $2,576.98
5009133      SHINGLE SPRINGS           CA       95682       SFD         6.625        6.250       $1,680.18
5009881      MISSION VIEJO             CA       92692       SFD         6.000        5.733       $2,230.33
5012676      SAUSALITO                 CA       94965       LCO         6.750        6.250       $1,914.67
5013503      THOUSAND OAKS             CA       91362       SFD         7.125        6.250       $1,920.10
5013655      CHESTERFIELD              VA       23838       SFD         6.875        6.250       $1,754.00
5014013      PHOENIX                   AZ       85044       SFD         6.375        6.108       $1,721.89
5014548      STAMFORD                  CT       06903       SFD         7.000        6.250       $2,860.81
5015635      DALLAS                    TX       75230       SFD         7.000        6.250       $3,775.93
5017403      FAIRVIEW                  TX       75069       SFD         7.000        6.250       $2,993.87
5018674      OAK RIDGE                 NC       27310       SFD         7.000        6.250       $2,059.78
5019242      BROOMFIELD                CO       80020       SFD         6.750        6.250       $2,060.28
6938244      WILMINGTON                NC       28411       SFD         6.375        6.108       $2,401.90
7540463      LIVERMORE                 CA       94550       SFD         7.250        6.250       $1,925.78
7594032      SHARON                    MA       02067       SFD         7.125        6.250       $2,748.77
7626167      LIVERMORE                 CA       94550       SFD         7.250        6.250       $1,816.72
7641976      ATLANTA                   GA       30328       PUD         7.000        6.250       $2,521.56
7706721      COLLEYVILLE               TX       76034       SFD         6.500        6.233       $1,896.20


NASCOR
NMI/1999-17 Exhibit F-1
30 YEAR FIXED RATE RELOCATION LOANS
(continued)

  (i)         (vii)        (viii)            (ix)            (x)       (xi)         (xii)       (xiii)
--------     --------     ---------     ---------------     -----     -------     ---------     -------
                                            CUT-OFF
MORTGAGE     ORIGINAL     SCHEDULED          DATE                                 MORTGAGE
  LOAN       TERM TO      MATURITY         PRINCIPAL                              INSURANCE     SERVICE
 NUMBER      MATURITY       DATE            BALANCE          LTV      SUBSIDY       CODE          FEE
--------     --------     ---------     ---------------     -----     -------     ---------     -------
4747909        360        1-Nov-28          $308,211.97     78.28                                0.250
4758224        360        1-Oct-28          $276,345.66     73.61     GD 8YR                     0.250
4772634        360        1-Apr-29          $292,521.62     89.99                                0.250
4783380        360        1-May-29          $268,800.00     80.00                                0.250
4791274        360        1-May-29          $400,000.00     88.78                    33          0.250
4791692        360        1-Oct-28          $639,956.16     80.00     GD 8YR                     0.250
4791701        360        1-May-29          $300,000.00     66.27                                0.250
4795867        360        1-May-29          $353,500.00     89.96     GD 3YR                     0.250
4815683        360        1-Sep-28          $363,192.28     90.00                    11          0.250
4824438        360        1-May-29          $385,700.00     80.00                                0.250
4825321        360        1-May-29          $275,000.00     74.15                                0.250
4826430        360        1-Apr-29          $299,771.72     93.97                                0.250
4846719        360        1-Apr-29          $263,294.44     85.00     GD 6YR         11          0.250
4850631        360        1-May-29          $547,000.00     79.99                                0.250
4852706        360        1-May-29           $38,850.00     89.99                                0.250
4853493        360        1-May-29          $271,500.00     95.00                                0.250
4870407        360        1-May-29          $641,900.00     70.00                                0.250
4876185        360        1-May-29          $327,250.00     85.00                                0.250
4876307        360        1-May-29          $400,000.00     40.00                                0.250
4877381        360        1-May-29          $304,500.00     75.28                                0.250
4880560        360        1-May-29          $281,500.00     79.99                                0.250
4884845        360        1-Jan-29          $393,593.84     84.99                                0.250
4886566        360        1-Apr-29          $300,384.74     70.00     GD 4YR                     0.250
4890250        360        1-May-29          $267,400.00     94.99                    17          0.250
4891731        360        1-May-29          $265,450.00     79.68                                0.250
4893054        360        1-May-29          $334,000.00     69.85                                0.250
4896251        360        1-May-29          $400,000.00     75.47                                0.250
4901968        360        1-Apr-29          $254,769.47     72.35                                0.250
4908408        360        1-May-29          $310,000.00     66.67                                0.250
4913529        360        1-May-29          $335,000.00     62.50                                0.250
4915513        360        1-Apr-29          $370,203.71     95.00                                0.250
4918524        360        1-May-29          $300,000.00     46.66                                0.250
4920168        360        1-Apr-29          $285,782.37     93.57                                0.250
4920269        360        1-May-29          $310,000.00     65.26                                0.250
4921003        360        1-Jan-29          $249,043.62     80.00                                0.250
4923555        360        1-May-29          $271,000.00     80.00                                0.250
4924485        360        1-Apr-29          $874,208.98     59.32                                0.250
4924623        360        1-Apr-29          $478,381.15     80.00                                0.250
4926256        360        1-Apr-29          $539,511.83     90.00                    17          0.250
4926412        360        1-Apr-29          $383,585.69     73.13     GD 5YR                     0.250
4928759        360        1-Apr-29          $375,684.11     80.00                                0.250
4929019        360        1-Apr-29          $649,412.38     60.75                                0.250
4930067        360        1-Jan-29          $896,684.57     61.75                                0.250
4931066        360        1-May-29          $376,350.00     79.00                                0.250
4931238        360        1-Apr-29          $471,573.30     80.00                                0.250
4931559        360        1-May-29          $265,000.00     89.73                                0.250
4931726        360        1-Mar-29          $998,230.57     86.96                    17          0.250
4931761        360        1-May-29          $320,000.00     72.09                                0.250
4932350        360        1-Apr-29          $281,745.06     80.00     GD 3YR                     0.250
4933344        360        1-Apr-29          $338,015.78     85.00                    11          0.250
4933807        360        1-May-29          $333,900.00     90.00     GD 3YR         11          0.250
4934587        360        1-Apr-29          $649,383.25     67.36                                0.250
4936384        360        1-Mar-29          $928,394.06     69.77     GD 3YR                     0.250
4937151        360        1-May-29          $302,500.00     79.99     GD 3YR                     0.250
4937654        360        1-Apr-29          $280,913.80     95.00                                0.250
4937658        360        1-Apr-29          $353,709.82     80.00     GD 5YR                     0.250
4938350        360        1-May-29          $373,600.00     80.00                                0.250
4938669        360        1-May-29          $320,800.00     72.39                                0.250
4939349        360        1-Feb-29          $249,334.63     51.55                                0.250
4939611        360        1-Apr-29          $359,674.55     80.00                                0.250
4940422        360        1-Apr-29          $309,320.11     89.89                                0.250
4940592        360        1-May-29          $325,350.00     80.00                                0.250
4941349        360        1-Apr-29          $256,309.64     95.00                                0.250
4942205        360        1-May-29          $364,050.00     80.00                                0.250
4943119        360        1-May-29          $316,000.00     88.02                                0.250
4948236        360        1-Apr-29          $479,555.42     80.00                                0.250
4949023        360        1-Apr-29          $312,037.63     90.02                                0.250
4949525        360        1-Apr-29          $699,303.14     43.89                                0.250
4949547        360        1-Apr-29          $279,758.92     80.00                                0.250
4949582        360        1-Apr-29          $312,943.27     90.00                                0.250
4949583        360        1-May-29          $301,500.00     90.00                    17          0.250
4949871        360        1-Apr-29          $314,715.23     50.00                                0.250
4950097        360        1-Dec-28          $489,249.32     79.99                                0.250
4951394        360        1-Apr-29          $259,786.88     80.00                                0.250
4952006        360        1-May-29          $441,450.00     80.00                                0.250
4952334        360        1-Apr-29          $409,620.26     89.13                    17          0.250
4952835        360        1-May-29          $306,400.00     80.00     GD 3YR                     0.250
4952944        360        1-May-29          $300,000.00     75.28                                0.250
4953194        360        1-May-29          $286,200.00     90.00                                0.250
4953243        360        1-May-29          $300,000.00     84.68                                0.250
4953401        360        1-Apr-29          $591,502.65     80.00                                0.250
4953451        360        1-Apr-29          $274,774.58     85.96                                0.250
4953721        360        1-Apr-29          $322,335.56     79.26                                0.250
4954074        360        1-May-29          $283,500.00     90.00                                0.250
4954520        360        1-Apr-29          $363,694.19     80.00                                0.250
4954767        360        1-Apr-29          $337,216.45     90.00                                0.250
4955106        360        1-Apr-29          $449,203.33     80.00                                0.250
4955141        360        1-Apr-29          $297,743.42     87.65     GD 3YR         11          0.250
4955509        360        1-May-29          $559,200.00     80.00                                0.250
4955914        360        1-Apr-29          $321,979.26     90.00                                0.250
4956422        360        1-May-29          $450,000.00     63.83                                0.250
4956434        360        1-May-29          $408,250.00     84.99                                0.250
4956491        360        1-May-29          $276,000.00     78.63                                0.250
4956690        360        1-Apr-29          $272,764.95     70.00                                0.250
4956937        360        1-Apr-29          $374,644.18     75.00                                0.250
4957144        360        1-Apr-29          $292,547.90     80.00                                0.250
4957788        360        1-Apr-29          $295,745.14     80.00                                0.250
4959174        360        1-Apr-29          $251,788.28     80.00                                0.250
4959194        360        1-May-29          $267,000.00     74.17                                0.250
4959339        360        1-Apr-29          $279,727.86     67.96                                0.250
4959371        360        1-May-29          $308,000.00     80.00                                0.250
4960271        360        1-May-29          $257,300.00     90.00                    11          0.250
4960995        360        1-May-29          $257,100.00     94.69                                0.250
4961223        360        1-Apr-29          $323,278.17     90.00                    11          0.250
4961673        360        1-Apr-29          $330,515.18     51.77                                0.250
4961714        360        1-Apr-29          $449,573.02     53.00                                0.250
4961733        360        1-Apr-29          $289,773.76     89.74                                0.250
4962028        360        1-May-29          $343,900.00     80.00                                0.250
4962235        360        1-May-29          $250,250.00     92.59                                0.250
4962329        360        1-Apr-29          $415,917.12     90.00                                0.250
4962334        360        1-May-29          $329,000.00     68.68                                0.250
4962813        360        1-Apr-29          $342,167.11     69.54                                0.250
4963311        360        1-May-29          $423,000.00     90.00                                0.250
4963925        360        1-May-29          $347,950.00     80.00                                0.250
4964356        360        1-Apr-29          $469,224.46     80.00                                0.250
4964381        360        1-May-29          $344,000.00     80.00                                0.250
4964442        360        1-Apr-29          $255,335.30     95.00     GD 3YR                     0.250
4964470        360        1-Apr-29          $284,766.38     95.00                    11          0.250
4965054        360        1-Apr-29          $255,785.51     80.00                                0.250
4965232        360        1-Apr-29          $270,942.67     80.00                                0.250
4965438        360        1-May-29          $312,000.00     80.00                                0.250
4965960        360        1-May-29          $275,100.00     80.00                                0.250
4966197        360        1-Apr-29          $259,776.14     80.00                                0.250
4966349        360        1-Apr-29          $302,677.50     78.09                                0.250
4966553        360        1-May-29          $426,051.00     80.00                                0.250
4966597        360        1-Apr-29          $499,569.50     63.69                                0.250
4966632        360        1-May-29          $270,000.00     69.59                                0.250
4966851        360        1-May-29          $697,000.00     85.00                                0.250
4966940        360        1-Apr-29          $292,298.70     90.00     GD 3YR                     0.250
4967137        360        1-Apr-29          $267,674.92     79.99     GD 3YR                     0.250
4967215        360        1-May-29          $368,000.00     80.00                                0.250
4967499        360        1-Apr-29          $919,062.02     80.00                                0.250
4967718        360        1-Apr-29          $338,094.08     80.00                                0.250
4968011        360        1-May-29          $263,000.00     89.76                                0.250
4968019        360        1-May-29          $277,650.00     90.00                                0.250
4968036        360        1-May-29          $255,000.00     73.91                                0.250
4968229        360        1-May-29          $442,000.00     80.00                                0.250
4968529        360        1-Mar-29          $299,294.80     79.95                                0.250
4968982        360        1-May-29          $371,000.00     67.64                                0.250
4969080        360        1-Apr-29          $262,550.64     90.00                    11          0.250
4969129        360        1-May-29          $292,650.00     90.00                                0.250
4969274        360        1-May-29          $350,000.00     62.84                                0.250
4969290        360        1-Apr-29          $348,469.04     80.00                                0.250
4969298        360        1-Apr-29          $861,810.26     75.00     GD 4YR                     0.250
4969329        360        1-Mar-29          $297,433.02     79.89                                0.250
4969595        360        1-May-29          $286,850.00     80.00                                0.250
4970439        360        1-May-29          $739,400.00     79.94                                0.250
4970554        360        1-Apr-29          $399,620.46     57.84                                0.250
4970842        360        1-Apr-29          $459,573.94     80.00                                0.250
4971039        360        1-Apr-29          $359,682.38     79.00                                0.250
4971322        360        1-Apr-29          $399,655.60     45.98                                0.250
4971398        360        1-May-29          $400,000.00     80.00                                0.250
4971920        360        1-Apr-29          $259,747.29     67.53                                0.250
4972032        360        1-May-29          $550,000.00     66.67                                0.250
4972131        360        1-Apr-29          $279,727.86     61.67                                0.250
4972169        360        1-Apr-29          $749,338.28     74.85     GD 4YR                     0.250
4972293        360        1-May-29          $272,350.00     94.99     GD 3YR                     0.250
4972418        360        1-Apr-29          $349,691.20     66.67                                0.250
4972438        360        1-May-29          $363,200.00     80.00                                0.250
4972649        360        1-May-29          $390,000.00     69.03                                0.250
4972798        360        1-May-29          $265,500.00     90.00                                0.250
4973385        360        1-May-29          $296,000.00     80.00                                0.250
4973573        360        1-May-29          $299,250.00     90.00                                0.250
4973588        360        1-Apr-29          $258,954.06     90.00     GD 3YR         06          0.250
4973684        360        1-May-29          $319,950.00     64.64                                0.250
4973690        360        1-May-29          $383,900.00     80.00                                0.250
4973697        360        1-Apr-29          $283,284.27     90.00     GD 6YR         33          0.250
4973708        360        1-May-29          $299,600.00     89.99     GD 3YR                     0.250
4973740        360        1-May-29          $380,000.00     67.98                                0.250
4973783        360        1-Apr-29          $599,444.28     72.29                                0.250
4973803        360        1-Apr-29          $272,674.85     94.79                                0.250
4973852        360        1-May-29          $322,550.00     80.00                                0.250
4973881        360        1-Apr-29          $382,162.53     90.00                                0.250
4974153        360        1-Apr-29          $328,224.01     90.00                                0.250
4974154        360        1-May-29          $359,900.00     80.00                                0.250
4974296        360        1-May-29          $278,000.00     77.46                                0.250
4974516        360        1-Apr-29          $323,707.09     80.00                                0.250
4974627        360        1-Apr-29          $274,968.80     80.00                                0.250
4974660        360        1-Apr-29          $342,904.51     80.00                                0.250
4974668        360        1-Apr-29          $249,779.43     87.13                                0.250
4974715        360        1-Apr-29          $249,368.82     80.00                                0.250
4974743        360        1-May-29          $273,050.00     71.28                                0.250
4974840        360        1-May-29          $292,000.00     79.78                                0.250
4974866        360        1-Apr-29          $350,669.35     80.00                                0.250
4974930        360        1-Apr-29          $351,566.10     80.00                                0.250
4974949        360        1-Apr-29          $307,215.19     80.00                                0.250
4975100        360        1-May-29          $380,000.00     69.53                                0.250
4975251        360        1-Apr-29          $874,208.98     59.32                                0.250
4975626        360        1-Apr-29          $349,691.20     72.16                                0.250
4975713        360        1-May-29          $300,000.00     77.12                                0.250
4976281        360        1-Apr-29          $248,651.00     90.00                                0.250
4976512        360        1-Apr-29          $319,196.84     90.00                    11          0.250
4976600        360        1-Apr-29          $373,170.46     90.00                    11          0.250
4976695        360        1-May-29          $261,000.00     89.99                                0.250
4976719        360        1-May-29          $319,000.00     89.17                                0.250
4976796        360        1-Apr-29          $476,389.48     79.99                                0.250
4976919        360        1-May-29          $318,000.00     88.83                    11          0.250
4977224        360        1-May-29          $450,000.00     50.62                                0.250
4977231        360        1-May-29          $322,000.00     88.22                    11          0.250
4977312        360        1-Apr-29          $349,698.65     54.69                                0.250
4977358        360        1-Apr-29          $367,698.35     80.00                                0.250
4977683        360        1-Apr-29          $495,517.92     80.00                                0.250
4977774        360        1-May-29          $300,000.00     41.07                                0.250
4977890        360        1-May-29          $296,000.00     80.00                                0.250
4977926        360        1-May-29          $251,000.00     79.99                                0.250
4978024        360        1-Apr-29        $1,049,095.96     75.00                                0.250
4978034        360        1-May-29          $389,950.00     75.72                                0.250
4978062        360        1-May-29          $324,000.00     90.00     GD 5YR                     0.250
4978131        360        1-Apr-29          $398,730.88     79.97                                0.250
4978200        360        1-May-29          $427,000.00     70.00                                0.250
4978220        360        1-May-29          $315,200.00     80.00                                0.250
4978227        360        1-May-29          $339,200.00     80.00                                0.250
4978361        360        1-Apr-29          $436,614.44     80.00                                0.250
4978420        360        1-May-29          $256,000.00     80.00                                0.250
4978602        360        1-May-29          $315,000.00     90.00                                0.250
4978629        360        1-Apr-29          $363,586.69     62.85                                0.250
4978669        360        1-May-29          $317,100.00     79.99                                0.250
4978704        360        1-Apr-29          $398,161.25     79.96                                0.250
4978753        360        1-Apr-29          $603,492.56     80.00                                0.250
4978842        360        1-May-29          $250,650.00     90.00                                0.250
4978866        360        1-Apr-29          $315,734.52     80.00                                0.250
4979175        360        1-May-29          $248,000.00     80.00                                0.250
4979184        360        1-May-29          $300,000.00     54.55                                0.250
4979278        360        1-May-29          $285,200.00     90.00                                0.250
4979294        360        1-May-29          $323,100.00     90.00                                0.250
4979348        360        1-May-29          $292,500.00     90.00                                0.250
4979490        360        1-May-29          $750,000.00     63.97                                0.250
4979557        360        1-May-29          $350,000.00     80.00                                0.250
4979880        360        1-Apr-29          $518,542.09     75.00                                0.250
4979957        360        1-May-29          $356,000.00     80.00                                0.250
4980096        360        1-Apr-29          $434,107.20     78.36                                0.250
4980168        360        1-Apr-29          $279,740.66     80.00                                0.250
4980477        360        1-Apr-29          $269,784.08     72.97     GD 3YR                     0.250
4980675        360        1-May-29          $650,000.00     39.63                                0.250
4980800        360        1-Apr-29          $359,148.01     70.00                                0.250
4980821        360        1-Apr-29          $252,692.69     94.92                                0.250
4980863        360        1-Apr-29          $399,647.08     42.33                                0.250
4980871        360        1-May-29          $288,000.00     90.00                    11          0.250
4981045        360        1-May-29          $371,000.00     78.77                                0.250
4981574        360        1-May-29          $348,000.00     80.00                                0.250
4981641        360        1-May-29          $352,000.00     80.00                                0.250
4981743        360        1-Apr-29          $167,048.85     80.00                                0.250
4981850        360        1-Apr-29          $295,145.67     79.99                                0.250
4981893        360        1-May-29          $380,000.00     75.64                                0.250
4981938        360        1-Apr-29          $359,682.38     80.00                                0.250
4982138        360        1-Apr-29          $499,558.86     56.21                                0.250
4982736        360        1-May-29          $416,000.00     79.24                                0.250
4982810        360        1-May-29          $400,000.00     67.57     GD 2YR                     0.250
4982846        360        1-Apr-29          $301,327.35     80.00                                0.250
4982857        360        1-Apr-29          $577,526.22     80.00                                0.250
4983240        360        1-May-29          $750,000.00     63.16                                0.250
4983414        360        1-May-29          $650,000.00     40.91                                0.250
4983430        360        1-Apr-29          $449,621.95     73.77                                0.250
4983472        360        1-May-29        $1,000,000.00     49.75                                0.250
4983487        360        1-Apr-29          $254,769.47     78.11                                0.250
4983526        360        1-May-29          $265,000.00     64.48                                0.250
4983709        360        1-Apr-29          $257,772.36     66.49                                0.250
4983782        360        1-May-29          $250,000.00     88.03                    06          0.250
4983798        360        1-Apr-29          $269,761.78     69.41                                0.250
4983842        360        1-May-29          $264,000.00     80.00                                0.250
4984035        360        1-Apr-29          $339,741.28     89.31                                0.250
4984200        360        1-Apr-29          $342,504.85     80.00                                0.250
4984284        360        1-Apr-29          $283,743.25     80.00                                0.250
4984285        360        1-May-29          $270,350.00     79.99                                0.250
4984318        360        1-Apr-29          $266,764.42     60.68     GD 4YR                     0.250
4984323        360        1-May-29          $880,000.00     80.00                                0.250
4984718        360        1-Apr-29          $334,697.15     70.53                                0.250
4984721        360        1-Apr-29          $564,489.23     41.77                                0.250
4984736        360        1-May-29          $314,000.00     80.00                                0.250
4984795        360        1-Apr-29          $399,247.43     90.00                                0.250
4984896        360        1-Apr-29          $399,620.46     66.67                                0.250
4985057        360        1-Apr-29          $259,175.98     95.00                                0.250
4985080        360        1-May-29          $650,000.00     78.79                                0.250
4985253        360        1-Apr-29          $327,737.70     80.00                                0.250
4985269        360        1-May-29          $325,000.00     54.62                                0.250
4985386        360        1-May-29          $250,200.00     90.00                                0.250
4985623        360        1-Apr-29          $399,655.60     73.43                                0.250
4985681        360        1-Apr-29          $331,721.07     89.97                                0.250
4986163        360        1-May-29          $427,500.00     68.13                                0.250
4986199        360        1-May-29          $278,050.00     89.99                    17          0.250
4986279        360        1-May-29          $247,200.00     79.74                                0.250
4986395        360        1-May-29          $536,000.00     79.87     GD 3YR                     0.250
4986560        360        1-Apr-29          $159,862.24     80.00                                0.250
4986707        360        1-Apr-29          $358,083.79     80.00                                0.250
4986752        360        1-May-29          $268,000.00     80.00                                0.250
4986800        360        1-Apr-29          $299,760.09     79.37                                0.250
4986833        360        1-Apr-29          $404,951.04     70.00     GD 4YR                     0.250
4987134        360        1-May-29          $257,300.00     90.00                    17          0.250
4987452        360        1-May-29          $308,000.00     80.00                                0.250
4987485        360        1-May-29          $244,000.00     80.00                                0.250
4987509        360        1-Apr-29          $320,523.79     80.00                                0.250
4987520        360        1-Apr-29          $257,383.58     80.00                                0.250
4987672        360        1-Apr-29          $349,651.57     61.40                                0.250
4987704        360        1-May-29          $550,000.00     80.00                                0.250
4987861        360        1-Apr-29          $271,371.82     80.00                                0.250
4987911        360        1-May-29          $265,200.00     80.00     GD 1YR                     0.250
4987949        360        1-Apr-29          $261,430.18     80.00                                0.250
4988059        360        1-May-29          $455,000.00     75.21                                0.250
4988202        360        1-Apr-29          $403,625.81     80.00                                0.250
4988449        360        1-May-29          $272,000.00     80.00                                0.250
4988519        360        1-May-29          $335,000.00     69.07                                0.250
4988617        360        1-May-29          $428,000.00     80.00                                0.250
4988629        360        1-May-29          $275,000.00     88.71                                0.250
4988733        360        1-Apr-29          $399,629.52     72.09                                0.250
4988787        360        1-May-29          $278,100.00     90.00                                0.250
4989090        360        1-May-29          $441,600.00     80.00                                0.250
4989493        360        1-Apr-29          $354,922.90     80.00     GD 3YR                     0.250
4989606        360        1-May-29          $288,000.00     90.00     GD 3YR                     0.250
4989686        360        1-May-29          $270,900.00     90.00                                0.250
4990077        360        1-May-29          $289,750.00     95.00     GD 5YR                     0.250
4990423        360        1-May-29          $324,000.00     80.00                                0.250
4990440        360        1-May-29          $256,000.00     80.00     GD10YR                     0.250
4990456        360        1-May-29          $340,000.00     79.76                                0.250
4990658        360        1-May-29          $364,000.00     80.00                                0.250
4990680        360        1-May-29          $640,000.00     74.99                                0.250
4990769        360        1-May-29          $391,500.00     90.00     GD 3YR                     0.250
4991358        360        1-May-29          $248,000.00     80.00                                0.250
4991555        360        1-May-29          $594,000.00     79.84                                0.250
4991624        360        1-May-29          $298,000.00     60.20                                0.250
4991782        360        1-Apr-29          $399,672.12     68.26     GD 5YR                     0.250
4991844        360        1-Apr-29          $319,724.48     47.76                                0.250
4991909        360        1-May-29          $265,200.00     80.00                                0.250
4992163        360        1-Apr-29          $244,773.07     66.23                                0.250
4992183        360        1-May-29          $410,000.00     59.42                                0.250
4992291        360        1-May-29          $262,000.00     79.64                                0.250
4992585        360        1-May-29          $300,000.00     73.17                                0.250
4992771        360        1-May-29          $260,000.00     74.29                                0.250
4992835        360        1-Apr-29          $379,695.83     80.00                                0.250
4993129        360        1-May-29          $330,000.00     68.75                                0.250
4993326        360        1-May-29          $442,500.00     79.99                                0.250
4993365        360        1-Apr-29          $275,768.12     80.00                                0.250
4993408        360        1-May-29          $283,100.00     95.00                                0.250
4993454        360        1-May-29          $254,400.00     80.00                                0.250
4993460        360        1-Apr-29          $258,512.75     94.99                    13          0.250
4993733        360        1-May-29          $181,500.00     73.63                                0.250
4993906        360        1-May-29          $291,200.00     80.00                                0.250
4994012        360        1-May-29          $406,000.00     64.86                                0.250
4994167        360        1-May-29          $395,250.00     79.99                                0.250
4994189        360        1-May-29          $250,000.00     72.20                                0.250
4994215        360        1-May-29          $355,500.00     90.00                                0.250
4994570        360        1-May-29          $260,000.00     80.00                                0.250
4994628        360        1-Apr-29          $324,726.96     50.73                                0.250
4994641        360        1-Apr-29          $304,737.40     53.65                                0.250
4994739        360        1-May-29        $1,000,000.00     57.64                                0.250
4994897        360        1-May-29          $400,000.00     80.00                                0.250
4995097        360        1-May-29          $350,000.00     63.99                                0.250
4995348        360        1-May-29          $554,000.00     80.00                                0.250
4995620        360        1-Apr-29          $336,467.09     79.99                                0.250
4995891        360        1-May-29          $335,000.00     88.16                                0.250
4995970        360        1-May-29          $264,800.00     80.00                                0.250
4996163        360        1-May-29          $380,000.00     80.00                                0.250
4996263        360        1-Jan-29          $287,070.52     80.00                                0.250
4996325        360        1-Apr-29          $329,729.50     62.26                                0.250
4996405        360        1-May-29          $270,000.00     49.09                                0.250
4996419        360        1-May-29          $300,000.00     75.47                                0.250
4996561        360        1-Apr-29          $262,179.54     80.00                                0.250
4997167        360        1-Apr-29          $339,707.26     80.00                                0.250
4997199        360        1-May-29          $269,900.00     90.00                                0.250
4997202        360        1-May-29          $260,000.00     78.80                                0.250
4997621        360        1-May-29          $383,120.00     80.00                                0.250
4997762        360        1-Apr-29          $265,781.96     95.00                                0.250
4997810        360        1-Apr-29          $271,771.49     80.00                                0.250
4998049        360        1-May-29          $340,000.00     80.00                                0.250
4998087        360        1-May-29          $285,350.00     92.83                                0.250
4998254        360        1-May-29          $380,000.00     79.17                                0.250
4998477        360        1-May-29          $365,000.00     79.87                                0.250
4998564        360        1-Apr-29          $284,754.62     77.03                                0.250
4998865        360        1-May-29          $267,000.00     86.97                    17          0.250
4998949        360        1-May-29          $282,150.00     95.00                                0.250
4999225        360        1-May-29          $360,000.00     63.16                                0.250
4999295        360        1-Apr-29          $319,744.10     80.00                                0.250
4999361        360        1-Apr-29          $484,082.85     85.00                    11          0.250
4999562        360        1-Apr-29          $323,740.90     90.00                                0.250
4999639        360        1-Apr-29          $469,575.11     62.25                                0.250
4999833        360        1-May-29          $270,000.00     93.10                                0.250
5000012        360        1-May-29          $468,000.00     80.00                                0.250
5000465        360        1-May-29          $271,200.00     80.00                                0.250
5000475        360        1-Apr-29          $295,763.29     80.00                                0.250
5000511        360        1-Apr-29          $523,076.70     79.99                                0.250
5000707        360        1-Apr-29          $299,728.79     77.53                                0.250
5000907        360        1-May-29          $300,000.00     80.00                                0.250
5001014        360        1-Apr-29          $339,685.09     73.28                                0.250
5001026        360        1-May-29          $500,000.00     52.69                                0.250
5001446        360        1-May-29          $295,000.00     74.68                                0.250
5001558        360        1-May-29          $292,500.00     90.00     GD 2YR         33          0.250
5001989        360        1-May-29          $311,200.00     80.00     GD 6YR                     0.250
5002444        360        1-May-29          $328,000.00     80.00                                0.250
5002462        360        1-May-29          $344,000.00     80.00                                0.250
5002690        360        1-May-29          $544,000.00     80.00     GD 3YR                     0.250
5002916        360        1-May-29          $359,200.00     80.00                                0.250
5002997        360        1-May-29          $332,890.00     80.00                                0.250
5003279        360        1-May-29          $461,200.00     80.00                                0.250
5003404        360        1-Apr-29          $259,770.61     77.61                                0.250
5003617        360        1-Apr-29          $339,714.36     79.91                                0.250
5004275        360        1-May-29          $425,000.00     76.30                                0.250
5004334        360        1-May-29          $383,920.00     80.00                                0.250
5004804        360        1-May-29          $360,000.00     63.16                                0.250
5004869        360        1-May-29          $257,600.00     80.00                                0.250
5004930        360        1-May-29          $316,800.00     80.00                                0.250
5005468        360        1-May-29          $256,000.00     80.00                                0.250
5005494        360        1-May-29          $266,000.00     80.00                                0.250
5006134        360        1-Apr-29          $299,747.96     57.14                                0.250
5006389        360        1-May-29          $343,200.00     80.00                                0.250
5006420        360        1-May-29          $300,350.00     89.99                                0.250
5006790        360        1-May-29          $256,000.00     80.00                                0.250
5007039        360        1-May-29          $450,000.00     40.91                                0.250
5007247        360        1-May-29          $271,600.00     70.00                                0.250
5007833        360        1-May-29          $275,300.00     80.00                                0.250
5008056        360        1-May-29          $384,000.00     80.00                                0.250
5008399        360        1-May-29          $252,000.00     80.00                                0.250
5008542        360        1-May-29          $274,000.00     80.00                                0.250
5008606        360        1-May-29          $284,000.00     80.00                                0.250
5008813        360        1-May-29          $382,500.00     90.00                                0.250
5009133        360        1-May-29          $262,400.00     80.00                                0.250
5009881        360        1-May-29          $372,000.00     80.00                                0.250
5012676        360        1-May-29          $295,200.00     80.00                                0.250
5013503        360        1-May-29          $285,000.00     95.00                                0.250
5013655        360        1-May-29          $267,000.00     78.76                                0.250
5014013        360        1-May-29          $276,000.00     80.00                                0.250
5014548        360        1-May-29          $430,000.00     63.24                                0.250
5015635        360        1-May-29          $567,550.00     80.00                                0.250
5017403        360        1-May-29          $450,000.00     80.00                                0.250
5018674        360        1-May-29          $309,600.00     80.00                                0.250
5019242        360        1-May-29          $317,650.00     79.99                                0.250
6938244        360        1-Mar-29          $383,924.54     54.43                                0.250
7540463        360        1-Feb-29          $281,635.34     80.00                                0.250
7594032        360        1-Mar-29          $407,345.52     71.08                                0.250
7626167        360        1-Apr-29          $266,104.25     80.00                                0.250
7641976        360        1-Apr-29          $378,698.33     90.00                    17          0.250
7706721        360        1-May-29          $300,000.00     80.00                                0.250
                                        ---------------
                                        $155,252,184.38


NASCOR
NMI/1999-17 Exhibit F-1
30 YEAR FIXED RATE RELOCATION LOANS
(continued)

  (i)         (xiv)        (xv)        (xvi)
--------     --------     -------     --------
MORTGAGE      T.O.P.      MASTER       FIXED
  LOAN       MORTGAGE     SERVICE     RETAINED
 NUMBER        LOAN         FEE        YIELD
--------     --------     -------     --------
4747909                    0.017       0.000
4758224                    0.017       0.233
4772634                    0.017       0.733
4783380                    0.017       0.358
4791274                    0.017       0.858
4791692                    0.017       0.108
4791701                    0.017       0.000
4795867                    0.017       0.608
4815683                    0.017       0.358
4824438                    0.017       0.483
4825321                    0.017       0.233
4826430                    0.017       0.858
4846719                    0.017       0.733
4850631                    0.017       0.608
4852706                    0.017       0.858
4853493                    0.017       0.733
4870407                    0.017       0.233
4876185                    0.017       0.108
4876307                    0.017       0.608
4877381                    0.017       0.483
4880560                    0.017       0.483
4884845                    0.017       0.483
4886566                    0.017       0.108
4890250                    0.017       0.233
4891731                    0.017       0.483
4893054                    0.017       0.000
4896251                    0.017       0.000
4901968                    0.017       0.000
4908408                    0.017       0.108
4913529                    0.017       0.000
4915513                    0.017       0.608
4918524                    0.017       0.000
4920168                    0.017       0.858
4920269                    0.017       0.108
4921003                    0.017       0.608
4923555                    0.017       0.733
4924485                    0.017       0.000
4924623                    0.017       0.000
4926256                    0.017       0.000
4926412                    0.017       0.000
4928759                    0.017       0.358
4929019                    0.017       0.000
4930067                    0.017       0.108
4931066                    0.017       0.108
4931238                    0.017       0.000
4931559                    0.017       0.233
4931726                    0.017       0.108
4931761                    0.017       0.108
4932350                    0.017       0.000
4933344                    0.017       0.358
4933807                    0.017       0.233
4934587                    0.017       0.000
4936384                    0.017       0.233
4937151                    0.017       0.000
4937654                    0.017       0.358
4937658                    0.017       0.483
4938350                    0.017       0.108
4938669                    0.017       0.233
4939349                    0.017       0.108
4939611                    0.017       0.000
4940422                    0.017       0.000
4940592                    0.017       0.000
4941349                    0.017       0.983
4942205                    0.017       0.000
4943119                    0.017       0.608
4948236                    0.017       0.000
4949023                    0.017       0.358
4949525                    0.017       0.000
4949547                    0.017       0.233
4949582                    0.017       0.483
4949583                    0.017       0.000
4949871                    0.017       0.000
4950097                    0.017       0.000
4951394                    0.017       0.483
4952006                    0.017       0.000
4952334                    0.017       0.000
4952835                    0.017       0.233
4952944                    0.017       0.000
4953194                    0.017       0.983
4953243                    0.017       0.858
4953401                    0.017       0.358
4953451                    0.017       0.483
4953721                    0.017       0.483
4954074                    0.017       0.000
4954520                    0.017       0.358
4954767                    0.017       0.358
4955106                    0.017       0.108
4955141                    0.017       0.233
4955509                    0.017       0.000
4955914                    0.017       0.358
4956422                    0.017       0.483
4956434                    0.017       0.733
4956491                    0.017       0.108
4956690                    0.017       0.233
4956937                    0.017       0.000
4957144                    0.017       0.233
4957788                    0.017       0.233
4959174                    0.017       0.358
4959194                    0.017       0.233
4959339                    0.017       0.000
4959371                    0.017       0.000
4960271                    0.017       0.733
4960995                    0.017       0.000
4961223                    0.017       0.358
4961673                    0.017       0.233
4961714                    0.017       0.000
4961733                    0.017       0.733
4962028                    0.017       0.358
4962235                    0.017       0.733
4962329                    0.017       0.608
4962334                    0.017       0.358
4962813                    0.017       0.000
4963311                    0.017       0.608
4963925                    0.017       0.233
4964356                    0.017       0.608
4964381                    0.017       0.233
4964442                    0.017       0.358
4964470                    0.017       0.483
4965054                    0.017       0.983
4965232                    0.017       0.000
4965438                    0.017       0.000
4965960                    0.017       0.000
4966197                    0.017       0.233
4966349                    0.017       0.358
4966553                    0.017       0.000
4966597                    0.017       0.233
4966632                    0.017       0.000
4966851                    0.017       0.358
4966940                    0.017       1.358
4967137                    0.017       0.358
4967215                    0.017       0.108
4967499                    0.017       0.000
4967718                    0.017       0.000
4968011                    0.017       0.358
4968019                    0.017       0.608
4968036                    0.017       0.108
4968229                    0.017       0.608
4968529                    0.017       0.358
4968982                    0.017       0.233
4969080                    0.017       0.000
4969129                    0.017       0.358
4969274                    0.017       0.358
4969290                    0.017       0.000
4969298                    0.017       0.608
4969329                    0.017       0.000
4969595                    0.017       0.483
4970439                    0.017       0.000
4970554                    0.017       0.000
4970842                    0.017       0.000
4971039                    0.017       0.108
4971322                    0.017       0.233
4971398                    0.017       0.233
4971920                    0.017       0.000
4972032                    0.017       0.000
4972131                    0.017       0.000
4972169                    0.017       0.108
4972293                    0.017       0.108
4972418                    0.017       0.108
4972438                    0.017       0.233
4972649                    0.017       0.108
4972798                    0.017       0.733
4973385                    0.017       0.000
4973573                    0.017       0.358
4973588                    0.017       0.000
4973684                    0.017       0.000
4973690                    0.017       0.000
4973697                    0.017       0.858
4973708                    0.017       0.733
4973740                    0.017       0.000
4973783                    0.017       0.000
4973803                    0.017       0.108
4973852                    0.017       0.233
4973881                    0.017       0.108
4974153                    0.017       0.358
4974154                    0.017       0.233
4974296                    0.017       0.000
4974516                    0.017       0.000
4974627                    0.017       0.358
4974660                    0.017       0.233
4974668                    0.017       0.108
4974715                    0.017       0.000
4974743                    0.017       0.483
4974840                    0.017       0.358
4974866                    0.017       0.608
4974930                    0.017       0.000
4974949                    0.017       0.000
4975100                    0.017       0.000
4975251                    0.017       0.000
4975626                    0.017       0.108
4975713                    0.017       0.000
4976281                    0.017       0.608
4976512                    0.017       0.000
4976600                    0.017       0.108
4976695                    0.017       0.233
4976719                    0.017       0.358
4976796                    0.017       0.233
4976919                    0.017       0.233
4977224                    0.017       0.608
4977231                    0.017       0.483
4977312                    0.017       0.233
4977358                    0.017       0.483
4977683                    0.017       0.000
4977774                    0.017       0.233
4977890                    0.017       0.233
4977926                    0.017       0.608
4978024                    0.017       0.233
4978034                    0.017       0.000
4978062                    0.017       0.358
4978131                    0.017       0.608
4978200                    0.017       0.000
4978220                    0.017       0.000
4978227                    0.017       0.483
4978361                    0.017       0.108
4978420                    0.017       0.000
4978602                    0.017       0.608
4978629                    0.017       0.233
4978669                    0.017       0.000
4978704                    0.017       0.000
4978753                    0.017       0.358
4978842                    0.017       0.108
4978866                    0.017       0.358
4979175                    0.017       0.608
4979184                    0.017       0.483
4979278                    0.017       0.358
4979294                    0.017       0.000
4979348                    0.017       0.358
4979490                    0.017       0.000
4979557                    0.017       0.000
4979880                    0.017       0.108
4979957                    0.017       0.233
4980096                    0.017       0.000
4980168                    0.017       0.000
4980477                    0.017       0.608
4980675                    0.017       0.358
4980800                    0.017       0.358
4980821                    0.017       0.483
4980863                    0.017       0.108
4980871                    0.017       0.483
4981045                    0.017       0.608
4981574                    0.017       0.000
4981641                    0.017       0.358
4981743                    0.017       0.000
4981850                    0.017       0.233
4981893                    0.017       0.358
4981938                    0.017       0.108
4982138                    0.017       0.108
4982736                    0.017       0.108
4982810                    0.017       0.358
4982846                    0.017       0.000
4982857                    0.017       0.483
4983240                    0.017       0.608
4983414                    0.017       0.358
4983430                    0.017       0.358
4983472                    0.017       0.000
4983487                    0.017       0.000
4983526                    0.017       0.000
4983709                    0.017       0.108
4983782                    0.017       0.233
4983798                    0.017       0.108
4983842                    0.017       0.000
4984035                    0.017       0.858
4984200                    0.017       0.233
4984284                    0.017       0.000
4984285                    0.017       0.108
4984318                    0.017       0.108
4984323                    0.017       0.000
4984718                    0.017       0.000
4984721                    0.017       0.000
4984736                    0.017       0.358
4984795                    0.017       0.108
4984896                    0.017       0.000
4985057                    0.017       1.483
4985080                    0.017       0.108
4985253                    0.017       0.608
4985269                    0.017       0.108
4985386                    0.017       0.358
4985623                    0.017       0.233
4985681                    0.017       0.358
4986163                    0.017       0.000
4986199                    0.017       0.608
4986279                    0.017       0.358
4986395                    0.017       0.000
4986560                    0.017       0.233
4986707                    0.017       0.108
4986752                    0.017       0.000
4986800                    0.017       0.608
4986833                    0.017       0.233
4987134                    0.017       0.108
4987452                    0.017       0.233
4987485                    0.017       0.233
4987509                    0.017       0.233
4987520                    0.017       0.358
4987672                    0.017       0.000
4987704                    0.017       0.233
4987861                    0.017       0.358
4987911                    0.017       0.358
4987949                    0.017       0.358
4988059                    0.017       0.000
4988202                    0.017       0.000
4988449                    0.017       0.000
4988519                    0.017       0.000
4988617                    0.017       0.483
4988629                    0.017       0.858
4988733                    0.017       0.000
4988787                    0.017       0.233
4989090                    0.017       0.483
4989493                    0.017       0.733
4989606                    0.017       0.983
4989686                    0.017       0.108
4990077                    0.017       0.858
4990423                    0.017       0.358
4990440                    0.017       0.608
4990456                    0.017       0.358
4990658                    0.017       0.108
4990680                    0.017       0.233
4990769                    0.017       0.608
4991358                    0.017       0.358
4991555                    0.017       0.000
4991624                    0.017       0.608
4991782                    0.017       0.483
4991844                    0.017       0.233
4991909                    0.017       0.483
4992163                    0.017       0.000
4992183                    0.017       0.000
4992291                    0.017       0.000
4992585                    0.017       0.233
4992771                    0.017       0.233
4992835                    0.017       0.733
4993129                    0.017       0.000
4993326                    0.017       0.608
4993365                    0.017       0.358
4993408                    0.017       0.733
4993454                    0.017       0.483
4993460                    0.017       1.108
4993733                    0.017       0.358
4993906                    0.017       0.233
4994012                    0.017       0.233
4994167                    0.017       0.608
4994189                    0.017       0.108
4994215                    0.017       0.233
4994570                    0.017       0.483
4994628                    0.017       0.358
4994641                    0.017       0.233
4994739                    0.017       0.108
4994897                    0.017       0.733
4995097                    0.017       0.233
4995348                    0.017       0.358
4995620                    0.017       0.358
4995891                    0.017       0.483
4995970                    0.017       0.000
4996163                    0.017       0.483
4996263                    0.017       0.608
4996325                    0.017       0.483
4996405                    0.017       0.000
4996419                    0.017       0.483
4996561                    0.017       0.358
4997167                    0.017       0.233
4997199                    0.017       0.858
4997202                    0.017       0.108
4997621                    0.017       0.108
4997762                    0.017       0.483
4997810                    0.017       0.358
4998049                    0.017       0.358
4998087                    0.017       0.858
4998254                    0.017       0.233
4998477                    0.017       0.608
4998564                    0.017       0.233
4998865                    0.017       0.608
4998949                    0.017       1.233
4999225                    0.017       0.233
4999295                    0.017       0.608
4999361                    0.017       0.233
4999562                    0.017       0.608
4999639                    0.017       0.000
4999833                    0.017       0.983
5000012                    0.017       0.358
5000465                    0.017       0.000
5000475                    0.017       0.608
5000511                    0.017       0.000
5000707                    0.017       0.000
5000907                    0.017       0.000
5001014                    0.017       0.000
5001026                    0.017       0.000
5001446                    0.017       0.108
5001558                    0.017       0.483
5001989                    0.017       0.483
5002444                    0.017       0.358
5002462                    0.017       0.233
5002690                    0.017       0.108
5002916                    0.017       0.000
5002997                    0.017       0.358
5003279                    0.017       0.108
5003404                    0.017       0.108
5003617                    0.017       0.358
5004275                    0.017       0.108
5004334                    0.017       0.108
5004804                    0.017       0.233
5004869                    0.017       0.733
5004930                    0.017       0.000
5005468                    0.017       0.233
5005494                    0.017       0.358
5006134                    0.017       0.358
5006389                    0.017       0.358
5006420                    0.017       0.000
5006790                    0.017       0.733
5007039                    0.017       0.000
5007247                    0.017       0.483
5007833                    0.017       0.000
5008056                    0.017       0.233
5008399                    0.017       0.233
5008542                    0.017       0.000
5008606                    0.017       0.483
5008813                    0.017       0.608
5009133                    0.017       0.108
5009881                    0.017       0.000
5012676                    0.017       0.233
5013503                    0.017       0.608
5013655                    0.017       0.358
5014013                    0.017       0.000
5014548                    0.017       0.483
5015635                    0.017       0.483
5017403                    0.017       0.483
5018674                    0.017       0.483
5019242                    0.017       0.233
6938244                    0.017       0.000
7540463                    0.017       0.733
7594032                    0.017       0.608
7626167                    0.017       0.733
7641976                    0.017       0.483
7706721                    0.017       0.000


COUNT:                  430
WAC:            6.729091922
WAM:            359.4065854
WALTV:          76.67508114

                                   EXHIBIT F-2

            [Schedule of Mortgage Loans Serviced by Other Servicers]



NASCOR
NMI/1999-17 Exhibit F-2 (Part A)
30 YEAR FIXED RATE RELOCATION LOANS

  (i)                          (ii)                         (iii)         (iv)
--------     -----------------------------------------     --------     --------
MORTGAGE                                                                MORTGAGE
  LOAN                                            ZIP      PROPERTY     INTEREST
 NUMBER              CITY              STATE     CODE        TYPE         RATE
--------     ---------------------     -----     -----     --------     --------
4934533      COPPEL                     TX       75019       SFD         6.625
4948832      RALEIGH                    NC       27615       SFD         6.375
4956534      LA JOLLA                   CA       92037       SFD         6.500
4964742      WEST HARTFORD              CT       06117       SFD         6.750
4995902      ARCADIA                    CA       91006       SFD         7.125
4995917      NORTH STONINGTON           CT       06359       SFD         6.625
4995923      IRVINE                     CA       92620       SFD         6.750
4995936      MARIETTA                   GA       30067       SFD         6.250
4996025      AIKEN                      SC       29803       SFD         6.875
4997118      CORAL SPRINGS              FL       33071       SFD         6.875
4998954      GLEN MILLS                 PA       19342       SFD         7.125
4998965      CHARLOTTE                  NC       28216       SFD         6.750
4998969      WINDERMERE                 FL       34786       SFD         6.750
4998981      HOPEWELL TOWNSHIP          NJ       08534       SFD         6.375
4998996      MAPLE GROVE                MN       55311       SFD         7.000
4999000      NEWTON                     CT       06470       SFD         6.875
4999006      MATTHEWS                   NC       28105       SFD         6.250
4999033      ROANOKE                    VA       24018       SFD         6.500
4999081      CORNELIUS                  NC       28031       SFD         6.750
4999125      CLERMONT                   FL       34711       SFD         7.000
4999150      WARRENTON                  VA       20187       SFD         7.000
4999151      TOWN OF WESTFIELD          NJ       07090       SFD         6.625
4999195      FLORENCE                   SC       29501       SFD         7.000
4999324      ORINDA                     CA       94563       SFD         6.875
4999339      CLINTON                    TN       37716       SFD         6.625
4999353      SPRING                     TX       77379       SFD         7.000
4999360      ISSAQUAH                   WA       98029       SFD         6.250
4999373      MARIETTA                   GA       30066       SFD         6.750
4999374      MARLBOROUGH                MA       01752       SFD         6.750
4999484      CHARLOTTE                  NC       28216       SFD         7.125
4999550      MOUNT OLIVE                NJ       07828       SFD         6.625
4999644      RICHMOND                   VA       23226       SFD         6.500
4999658      BERKELEY                   CA       94710       SFD         7.000
4999670      CHARLOTTE                  NC       28216       SFD         7.000
4999888      HOUSTON                    TX       77041       SFD         6.500
5011782      WEST NEWBURY               MA       01985       SFD         6.875
5011835      STAMFORD                   CT       06902       SFD         6.500
5011843      HOPKINGTON                 MA       01748       SFD         7.000
5011848      INDIANAPOLIS               IN       46236       SFD         6.875
5011861      SPARTA                     NJ       07871       SFD         6.500
5011883      WESTON                     FL       33327       SFD         6.625
5011907      OVERLAND PARK              KS       66213       SFD         7.000
5011908      KANSAS CITY                MO       64157       SFD         6.750
5011959      HENDEROSN                  NV       89014       SFD         7.250
5011966      NAPERVILLE                 IL       60565       SFD         7.000
5011978      PINCKNEY                   MI       48169       SFD         6.875
5011984      FRISCO                     TX       75034       SFD         6.875
5012015      OLD TAPPAN                 NJ       07675       SFD         6.500
5012024      WINCHESTER                 MA       01890       SFD         6.375
5012029      BELLEMEAD                  NJ       08502       SFD         6.250
5012030      WESTPORT                   CT       06880       SFD         6.750
5012038      SCOTCH PLAINS              NJ       07076       SFD         7.125
5012043      MARIETTA                   GA       30062       SFD         6.250
5012045      SAN RAMON                  CA       94583       SFD         6.500
5012051      PARKVILLE                  MO       64152       SFD         6.750
5012053      STAMFORD                   CT       06903       SFD         7.250
5012058      SEATTLE                    WA       98116       SFD         7.500
5012062      BOCA RATON                 FL       33498       SFD         6.625
5012070      ST SIMONS ISLAND           GA       31522       SFD         6.750
5012092      EDISON                     NJ       08820       SFD         6.500
5012106      INDEPENDENCE               MI       48348       SFD         6.875
5012113      RANCHO SANTA MARGARIT      CA       92688       SFD         6.750
5012116      HINSDALE                   IL       60521       SFD         6.250
5012118      VANCOUVER                  WA       98665       SFD         6.375
5012121      HIGHLAND PARK              NJ       08904       SFD         7.250
5012135      CAMPBELL                   CA       95008       SFD         6.625
5012138      HOUSTON                    TX       77006       SFD         6.750
5012145      ALPHARETTA                 GA       30022       SFD         6.375
5012157      RANDOLPH                   NJ       07869       SFD         6.750
5012162      TAMPA                      FL       33629       SFD         6.250
5012177      PLEASANTON                 CA       94588       SFD         6.750
5012196      BLACKSBURG                 VA       24060       SFD         6.750
5012202      ALPHARETTA                 GA       30022       SFD         7.000
5012268      ATLANTA                    GA       30350       SFD         6.875
5012274      KENNETT SQUARE             PA       19348       SFD         6.500
5012276      GOLDEN                     CO       80401       SFD         6.875
5012277      ARNOLD                     MD       21012       SFD         6.875
5012288      WOODBURY                   CT       06798       SFD         6.625
5012291      PONTE VEDRA BEACH          FL       32082       SFD         6.500
5012304      WARREN                     NJ       07059       SFD         6.875
5012306      ANAHEIM                    CA       92808       SFD         7.125
5012313      MILFORD                    CT       06460       SFD         6.625
5012314      THOUSAND OAKS              CA       91320       SFD         6.875
5012356      OAKLAND                    CA       94618       SFD         6.750
5012357      NOBLESVILLE                IN       46060       SFD         6.125
5012359      CARMEL                     IN       46032       SFD         6.375
5012377      LITTLETON                  CO       80127       SFD         6.625
5012383      VERNON HILLS               IL       60061       SFD         7.000
5012394      HOUSTON                    TX       77401       SFD         6.625
5012399      HOUSTON                    TX       77056       PUD         6.625
5012402      LIBERTYVILLE               IL       60048       SFD         6.750
5012405      ARCADIA                    CA       91007       SFD         6.500
5012407      WESTMINSTER                CO       80030       SFD         6.500
5012415      POMONA                     NY       10970       SFD         6.625
5012419      CHESTER                    NJ       07931       SFD         6.875
5012455      TEWKSBURY                  NJ       07830       SFD         6.625
5012493      DOYLESTOWN                 PA       18901       SFD         6.500
5012543      NEWHALL                    CA       91321       SFD         6.625
5012589      GLEN ROCK                  NJ       07452       SFD         6.750
5012599      DES MOINES                 WA       98198       SFD         6.625
5012680      LAGRANGEVILLE              NY       12540       SFD         7.000
5012685      SCOTTSDALE                 AZ       85260       SFD         6.500
5012702      MORGAN HILL                CA       95037       SFD         6.250
5012710      UPPER SADDLE RIVER         NJ       07458       SFD         6.625
5012721      SCOTTSDALE                 AZ       85259       SFD         6.875
5012727      CHANTILLY                  VA       20151       SFD         6.500
5012748      AURORA                     IL       60504       SFD         6.375
5012752      PARK CITY                  UT       84098       SFD         6.875
5012757      GURNEE                     IL       60031       SFD         6.750
5012764      EUGENE                     OR       97401       SFD         6.375
5012780      RICHMOND                   VA       23233       SFD         6.250
5012790      COTO DE CAZA               CA       92679       SFD         6.375
5012795      NEW HOPE                   PA       18938       SFD         6.750
5012803      HARRISON                   NY       10604       SFD         6.750
5012823      CLAYTON                    CA       94517       SFD         6.875
5012826      DOVE CANYON                CA       92679       SFD         6.375
5012839      ANN ARBOR                  MI       48104       SFD         6.625
5012849      AMBLER                     PA       19002       SFD         6.375
5012863      NEEDHAM                    MA       02492       SFD         6.625
5012865      OAKLAND                    CA       94611       SFD         6.625
5012873      MAPLE GLEN                 PA       19002       SFD         6.250
5012917      CLINTON TOWNSHIP           NJ       08801       SFD         6.500
5012927      SHELTON                    CT       06484       SFD         6.625
5012929      OLD GREENWICH              CT       06870       LCO         6.875
5012934      LONG BEACH                 CA       90807       SFD         6.750
5012937      OAKLAND                    CA       94619       SFD         6.875
5012940      RALEIGH                    NC       27615       SFD         6.500
5012946      KINGSVILLE                 MD       21087       SFD         6.500
5012952      PRINCETON TOWNSHIP         NJ       08540       SFD         6.750
5012955      NEWARK                     DE       19711       SFD         7.000
5013034      LEAWOOD                    KS       66224       SFD         6.875
5013036      OAKLAND                    NJ       07436       SFD         6.625
5013038      AURORA                     CO       80015       SFD         7.000
5013039      DURHAM                     NC       27707       PUD         6.625
5013043      CLIFTON                    VA       20124       SFD         7.000
5013044      WHITEHOUSE STATION         NJ       08889       SFD         6.750
5013047      WESTPORT                   CT       06880       SFD         6.500
5013049      DRAPER                     UT       84020       SFD         6.625
5013050      TAMPA                      FL       33647       SFD         7.000
5013058      PRINCETON TOWNSHIP         NJ       08540       SFD         6.625
5013082      LAKELAND                   FL       33809       SFD         6.625
5013087      MARIETTA                   GA       30068       SFD         7.375
5013090      BERKELEY HEIGHTS           NJ       07922       SFD         6.750
5013095      COLLIERVILLE               TN       38017       SFD         7.250
5013097      LAWRENCEVILLE              NJ       08648       SFD         7.250
5013101      TACOMA                     WA       98407       SFD         6.625
5013106      CHESTER TOWNSHIP           NJ       07930       SFD         6.250
5013110      CLAYTON                    CA       94517       SFD         6.875
5013116      LOS GATOS                  CA       95125       PUD         6.875
5013128      CANTON                     MI       48188       SFD         7.875
5013140      LA GRANGE                  KY       40031       SFD         7.375
5013141      NEWTOWN                    CT       06470       SFD         6.375
5013160      BLUE BELL                  PA       19422       SFD         6.625
5013171      NEW HAVEN                  CT       06515       SFD         6.125
5013183      CONGERS                    NY       10920       SFD         6.625
5013186      POWHATAN                   VA       23139       SFD         6.625
5013191      STAMFORD                   CT       06906       LCO         6.750
5013205      DALLAS                     TX       75230       SFD         7.000
5013208      RENTON                     WA       98056       SFD         7.000
5013210      PLANO                      TX       75093       SFD         6.875
5013213      DANA POINT                 CA       92629       SFD         6.125
5013216      SAN JUAN CAPISTRANO        CA       92675       SFD         7.000
5013222      CORNWALL                   NY       12518       SFD         6.625
5013226      PALM BEACH GARDENS         FL       33418       SFD         6.750
5013230      MADISON                    NJ       07940       SFD         6.375
5013235      LIVINGSTON                 NJ       07039       SFD         6.250
5013237      WEST CHESTER               PA       19382       SFD         6.750
5013239      BRIGHTON TOWNSHIP          MI       48114       SFD         6.500
5013250      SAN JOSE                   CA       95138       SFD         6.875
5013267      GRAYSLAKE                  IL       60030       SFD         7.000
5013271      MISSION VIEJO              CA       92692       SFD         6.625
5013293      SOUTHBURY                  CT       06488       SFD         6.500
5013302      CUMMING                    GA       30040       SFD         7.250
5013304      WESTBOROUGH                MA       01581       SFD         7.375
5013309      ORLANDO                    FL       32835       SFD         6.375
5013319      SCOTTSDALE                 AZ       85259       SFD         7.125
5013321      NEW CASTLE                 NY       10514       SFD         6.750
5013327      WESTBOROUGH                MA       01581       SFD         7.000
5013333      TRUMBULL                   CT       06611       SFD         6.125
5013349      SOUTH SALEM                NY       10590       SFD         6.625
5013351      MARIETTA                   GA       30066       SFD         6.875
5013361      BIRMINGHAM                 AL       35242       SFD         6.500
5013365      MYERSVILLE                 MD       21773       SFD         6.750
5013368      HOUSTON                    TX       77005       SFD         7.000
5013376      SOMERS                     NY       10589       SFD         6.500
5013379      SUMMIT                     NJ       07901       SFD         7.250
5013382      TAMPA                      FL       33647       SFD         6.625
5013393      CANYON                     CA       92679       SFD         6.750
5013398      SAN JUAN CAPISTRANO        CA       92675       SFD         6.625
5013422      NEW CANAAN                 CT       06840       SFD         6.875
5013432      FORT COLLINS               CO       80526       SFD         6.500
5013452      THOUSAND OAKS              CA       91361       SFD         7.250
5013466      WINDHAM                    NH       03087       SFD         6.375
5013478      HOUSTON                    TX       77024       SFD         6.625
5013582      WILDWOOD                   MO       63038       SFD         6.875
5013603      NEW YORK                   NY       10017       HCO         6.875
5013708      CLARKSTON                  MI       48348       SFD         7.000
5013721      LARCHMONT                  NY       10538       SFD         6.500
5014045      INDEPENDENCE               NJ       07882       SFD         6.500
5014094      PLANO                      TX       75025       SFD         6.625
5014108      AUSTIN                     TX       78733       SFD         7.375
5014132      MERCER ISLAND              WA       98040       SFD         7.375
5014148      MORRISTOWNSHIP             NJ       07960       SFD         7.000
5014152      CASTRO VALLEY              CA       94552       SFD         7.000
5014156      BATON ROUGE                LA       70810       SFD         7.250
5014163      STAFFORD                   VA       22554       SFD         7.250
5014166      IJAMSVILLE                 MD       21754       SFD         6.625
5014174      HERNDON                    VA       20171       SFD         6.750
5014178      BELLE MEAD                 NJ       08502       SFD         6.625
5014201      BERNARDS                   NJ       07920       SFD         6.375
5020344      NEW PROVIDENCE             NJ       07974       SFD         7.000
5023124      ANN ARBOR                  MI       48103       SFD         6.750


NASCOR
NMI/1999-17 Exhibit F-2 (Part A)
30 YEAR FIXED RATE RELOCATION LOANS
(Continuation)

  (i)          (v)          (vi)         (vii)        (viii)           (ix)           (x)
--------     --------     ---------     --------     ---------     -------------     -----
               NET                                                    CUT-OFF
MORTGAGE     MORTGAGE      CURRENT      ORIGINAL     SCHEDULED         DATE
  LOAN       INTEREST      MONTHLY      TERM TO      MATURITY        PRINCIPAL
 NUMBER        RATE        PAYMENT      MATURITY       DATE           BALANCE         LTV
--------     --------     ---------     --------     ---------     -------------     -----
4934533       6.250       $2,188.27       360        1-Dec-28         340,225.63     79.99
4948832       6.108       $2,494.50       360        1-Mar-29         399,099.35     74.74
4956534       6.233       $6,320.68       360        1-Dec-28         995,430.70     42.39
4964742       6.250       $1,653.93       360        1-Apr-29         254,780.45     62.96
4995902       6.250       $1,872.94       360        1-Feb-29         277,329.10     84.76
4995917       6.250       $1,613.58       360        1-Jan-29         251,103.29     80.00
4995923       6.250       $1,701.60       360        1-Feb-29         261,668.54     90.05
4995936       5.983       $2,413.61       360        1-Jan-29         390,500.56     80.00
4996025       6.250       $1,622.61       360        1-Feb-29         246,354.13     71.18
4997118       6.250       $2,281.52       360        1-Apr-29         347,008.22     90.00
4998954       6.250       $1,926.83       360        1-Jan-29         284,267.26     80.00
4998965       6.250       $3,178.13       360        1-Jan-29         488,298.19     69.93
4998969       6.250       $2,218.21       360        1-Jan-29         340,812.18     80.00
4998981       6.108       $4,055.15       360        1-Feb-29         648,184.32     75.67
4998996       6.250       $1,596.73       360        1-Jan-29         239,206.17     83.33
4999000       6.250       $1,778.96       360        1-Feb-29         270,113.58     80.00
4999006       5.983       $1,785.58       360        1-Jan-29         288,890.71     94.98
4999033       6.233       $2,528.27       360        1-Jan-29         398,414.01     73.40
4999081       6.250       $1,945.79       360        1-Mar-29         299,481.97     55.40
4999125       6.250       $2,661.22       360        1-Mar-29         399,343.33     80.00
4999150       6.250       $2,315.25       360        1-Jan-29         346,848.98     80.00
4999151       6.250       $1,920.94       360        1-Mar-29         299,469.16     68.97
4999195       6.250       $1,785.34       360        1-Mar-29         267,908.78     94.99
4999324       6.250       $2,627.72       360        1-Jan-29         398,644.20     68.38
4999339       6.250       $3,252.78       360        1-Jan-29         505,270.54     80.00
4999353       6.250       $1,731.78       360        1-Jan-29         259,439.05     94.65
4999360       5.983       $1,497.42       360        1-Nov-28         241,797.32     95.00
4999373       6.250       $1,558.91       360        1-Jan-29         239,515.22     95.00
4999374       6.250       $1,686.36       360        1-Feb-29         258,719.56     87.75
4999484       6.250       $1,913.36       360        1-Jan-29         283,083.44     80.00
4999550       6.250       $1,775.58       360        1-Feb-29         276,561.99     94.97
4999644       6.233       $3,160.34       360        1-Mar-29         499,093.54     77.52
4999658       6.250       $1,634.78       360        1-Jan-29         244,907.27     80.00
4999670       6.250       $3,278.61       360        1-Feb-29         491,581.09     80.00
4999888       6.233       $1,738.95       360        1-Jan-29         274,117.02     80.00
5011782       6.250       $1,839.41       360        1-Oct-28         278,324.72     73.68
5011835       6.233       $1,580.18       360        1-Aug-28         246,698.29     63.94
5011843       6.250       $3,339.82       360        1-Aug-28         498,209.01     80.00
5011848       6.250       $2,234.88       360        1-Jan-29         339,046.86     90.00
5011861       6.233       $1,896.21       360        1-Dec-28         298,629.18     64.48
5011883       6.250       $2,202.67       360        1-Jan-29         342,774.57     80.00
5011907       6.250       $1,759.50       360        1-Feb-29         263,407.33     80.00
5011908       6.250       $1,587.77       360        1-Aug-28         242,859.82     90.00
5011959       6.250       $1,719.09       360        1-Jun-28         248,704.48     80.00
5011966       6.250       $1,839.57       360        1-Aug-28         274,411.87     69.74
5011978       6.250       $1,642.33       360        1-Aug-28         248,065.76     89.19
5011984       6.250       $2,001.01       360        1-Jan-29         303,567.55     79.99
5012015       6.233       $3,792.41       360        1-Oct-28         596,140.87     67.49
5012024       6.108       $1,821.71       360        1-Dec-28         290,417.83     80.00
5012029       5.983       $1,834.22       360        1-Dec-28         296,471.91     79.98
5012030       6.250       $1,718.79       360        1-Dec-28         246,557.78     76.81
5012038       6.250       $1,978.04       360        1-Mar-29         293,129.03     80.00
5012043       5.983       $2,156.25       360        1-Dec-28         348,226.32     85.00
5012045       6.233       $2,376.26       360        1-Sep-28         373,178.93     80.00
5012051       6.250       $1,725.28       360        1-Mar-29         265,540.65     79.44
5012053       6.250       $2,646.17       360        1-Dec-28         386,368.55     90.00
5012058       6.250       $1,817.96       360        1-Sep-28         257,539.22     72.22
5012062       6.250       $1,560.76       360        1-Dec-28         242,662.77     75.00
5012070       6.250       $1,621.50       360        1-Jul-28         247,488.81     89.29
5012092       6.233       $1,875.98       360        1-Oct-28         294,891.01     80.00
5012106       6.250       $2,039.77       360        1-Jan-29         308,991.72     90.00
5012113       6.250       $1,911.09       360        1-Sep-28         292,032.03     72.81
5012116       5.983       $2,678.37       360        1-Jul-28         430,774.46     50.58
5012118       6.108       $1,856.02       360        1-Dec-28         295,296.84     85.00
5012121       6.250       $1,676.11       360        1-Sep-28         244,132.91     90.00
5012135       6.250       $1,920.94       360        1-Dec-28         298,661.86     44.12
5012138       6.250       $2,539.27       360        1-Nov-28         389,448.85     90.00
5012145       6.108       $1,746.84       360        1-Nov-28         278,423.14     74.67
5012157       6.250       $2,075.52       360        1-Nov-28         318,323.45     74.42
5012162       5.983       $2,863.09       360        1-Nov-28         462,317.18     78.41
5012177       6.250       $2,138.60       360        1-Aug-28         327,111.68     65.98
5012196       6.250       $2,015.20       360        1-Sep-28         308,517.29     79.99
5012202       6.250       $2,950.62       360        1-Aug-28         440,150.78     79.98
5012268       6.250       $3,941.58       360        1-Jun-28         594,293.51     73.44
5012274       6.233       $1,624.42       360        1-Nov-28         255,586.96     72.08
5012276       6.250       $2,743.34       360        1-Jun-28         413,628.29     80.00
5012277       6.250       $1,699.15       360        1-Oct-28         257,102.49     79.99
5012288       6.250       $1,587.98       360        1-Jul-28         237,341.20     80.00
5012291       6.233       $2,243.85       360        1-Oct-28         352,716.39     76.34
5012304       6.250       $2,299.26       360        1-Aug-28         347,292.07     35.71
5012306       6.250       $2,243.49       360        1-Oct-28         331,100.80     52.61
5012313       6.250       $2,445.99       360        1-Jul-28         376,431.23     80.00
5012314       6.250       $1,629.19       360        1-Oct-28         246,516.20     80.00
5012356       6.250       $2,210.43       360        1-Nov-28         339,014.47     80.00
5012357       5.858       $1,579.79       360        1-Sep-28         255,566.02     52.30
5012359       6.108       $3,119.35       360        1-Aug-28         495,742.43     77.04
5012377       6.250       $1,767.26       360        1-Jul-28         273,503.49     80.00
5012383       6.250       $2,418.76       360        1-Dec-28         362,049.45     90.00
5012394       6.250       $1,815.93       360        1-Jan-29         282,590.80     80.00
5012399       6.250       $2,027.87       360        1-Oct-28         314,711.35     79.99
5012402       6.250       $1,819.32       360        1-Dec-28         279,278.79     85.00
5012405       6.233       $2,465.07       360        1-Jan-29         388,578.22     72.22
5012407       6.233       $1,845.64       360        1-Nov-28         290,394.56     80.00
5012415       6.250       $1,718.60       360        1-Jan-29         266,570.58     79.41
5012419       6.250       $2,332.10       360        1-Oct-28         352,876.05     63.83
5012455       6.250       $2,241.09       360        1-Nov-28         348,121.45     63.64
5012493       6.233       $1,943.61       360        1-Feb-29         306,661.53     75.46
5012543       6.250       $1,987.53       360        1-Aug-28         307,880.09     80.00
5012589       6.250       $1,816.08       360        1-Dec-28         278,779.10     80.00
5012599       6.250       $1,696.83       360        1-Sep-28         263,092.98     63.10
5012680       6.250       $2,154.92       360        1-Feb-29         323,098.84     90.00
5012685       6.233       $1,531.19       360        1-Dec-28         240,482.68     85.00
5012702       5.983       $2,152.55       360        1-Mar-29         348,934.84     80.00
5012710       6.250       $2,401.17       360        1-Sep-28         372,301.43     68.18
5012721       6.250       $1,921.85       360        1-Jan-29         291,558.39     79.99
5012727       6.233       $1,883.25       360        1-Sep-28         295,753.88     80.00
5012748       6.108       $1,746.84       360        1-Mar-29         279,479.94     80.00
5012752       6.250       $2,305.83       360        1-Mar-29         350,408.53     83.57
5012757       6.250       $1,725.28       360        1-Nov-28         264,606.35     79.87
5012764       6.108       $1,746.84       360        1-Mar-29         279,479.94     80.00
5012780       5.983       $2,288.01       360        1-Mar-29         370,892.98     80.00
5012790       6.108       $3,524.87       360        1-Mar-29         563,950.60     73.86
5012795       6.250       $2,270.09       360        1-Feb-29         349,090.88     79.78
5012803       6.250       $3,729.44       360        1-Oct-28         571,475.51     74.19
5012823       6.250       $2,003.64       360        1-Dec-28         303,704.02     65.59
5012826       6.108       $2,144.87       360        1-Mar-29         343,161.45     90.00
5012839       6.250       $1,760.86       360        1-Mar-29         274,513.40     64.71
5012849       6.108       $2,295.85       360        1-Mar-29         366,799.37     80.00
5012863       6.250       $2,868.60       360        1-Dec-28         446,001.72     80.00
5012865       6.250       $2,305.12       360        1-Feb-29         359,041.87     80.00
5012873       5.983       $1,693.23       360        1-Mar-29         274,476.76     74.32
5012917       6.233       $1,580.18       360        1-Sep-28         246,725.44     58.14
5012927       6.250       $1,649.45       360        1-Feb-29         256,914.38     80.00
5012929       6.250       $1,655.47       360        1-Oct-28         250,492.26     80.00
5012934       6.250       $2,101.46       360        1-Jan-29         322,874.71     80.00
5012937       6.250       $2,496.33       360        1-Sep-28         377,394.20     80.00
5012940       6.233       $2,123.75       360        1-Jan-29         334,725.04     78.32
5012946       6.233       $1,896.21       360        1-Feb-29         298,774.85     78.95
5012952       6.250       $2,347.93       360        1-Aug-28         357,972.19     62.96
5012955       6.250       $1,694.53       360        1-Sep-28         252,995.27     90.00
5013034       6.250       $2,185.73       360        1-Nov-28         331,018.68     80.00
5013036       6.250       $1,714.76       360        1-Apr-28         259,782.10     74.99
5013038       6.250       $3,832.15       360        1-Jun-28         570,652.20     80.00
5013039       6.250       $1,551.71       360        1-Sep-28         240,592.10     85.93
5013043       6.250       $1,829.59       360        1-Apr-28         271,546.87     49.64
5013044       6.250       $1,815.43       360        1-Aug-28         277,681.62     79.99
5013047       6.233       $2,082.67       360        1-Nov-28         327,688.36     89.17
5013049       6.250       $1,728.84       360        1-Sep-28         267,425.33     67.52
5013050       6.250       $2,633.94       360        1-Jan-28         387,036.23     90.00
5013058       6.250       $2,561.25       360        1-Oct-28         397,488.28     45.18
5013082       6.250       $1,626.39       360        1-Oct-28         252,405.09     89.44
5013087       6.250       $1,747.41       360        1-Jan-29         252,222.23     84.62
5013090       6.250       $2,334.31       360        1-Dec-28         358,332.16     80.00
5013095       6.250       $1,688.39       360        1-Jan-29         246,720.64     79.71
5013097       6.250       $2,455.83       360        1-Sep-28         357,705.31     80.00
5013101       6.250       $2,535.64       360        1-Jan-29         394,590.82     80.00
5013106       5.983       $1,785.58       360        1-Jan-29         288,342.31     49.15
5013110       6.250       $2,070.64       360        1-Dec-28         313,860.71     80.00
5013116       6.250       $2,154.73       360        1-Jan-29         326,888.20     80.00
5013128       6.250       $1,747.42       360        1-Dec-28         240,159.72     89.79
5013140       6.250       $1,830.29       360        1-Jan-29         264,186.01     87.75
5013141       6.108       $1,559.68       360        1-Dec-28         248,829.86     55.57
5013160       6.250       $2,207.15       360        1-Nov-28         342,849.93     80.00
5013171       5.858       $1,744.45       360        1-Nov-28         285,404.23     87.26
5013183       6.250       $1,728.84       360        1-Nov-28         268,550.85     74.34
5013186       6.250       $1,829.69       360        1-Oct-28         283,955.72     90.00
5013191       6.250       $1,848.51       360        1-Dec-28         283,759.20     74.24
5013205       6.250       $1,836.24       360        1-Oct-28         274,388.33     80.00
5013208       6.250       $1,709.83       360        1-Jul-28         254,837.21     79.81
5013210       6.250       $2,282.18       360        1-Oct-28         345,212.38     80.00
5013213       5.858       $2,376.98       360        1-Dec-28         389,135.28     80.00
5013216       6.250       $2,403.74       360        1-Jun-28         356,681.21     80.00
5013222       6.250       $1,786.47       360        1-Oct-28         277,248.09     94.26
5013226       6.250       $2,231.18       360        1-Oct-28         341,891.42     80.00
5013230       6.108       $2,213.50       360        1-Nov-28         352,801.88     80.00
5013235       5.983       $2,610.65       360        1-Jan-29         422,378.11     80.00
5013237       6.250       $1,809.59       360        1-Oct-28         277,289.86     90.00
5013239       6.233       $1,668.66       360        1-Oct-28         262,301.66     80.00
5013250       6.250       $2,394.51       360        1-Oct-28         359,867.57     50.00
5013267       6.250       $1,861.19       360        1-Sep-28         277,877.60     89.99
5013271       6.250       $1,920.94       360        1-Oct-28         298,116.20     80.00
5013293       6.233       $2,085.83       360        1-Jul-28         325,414.39     68.89
5013302       6.250       $3,698.08       360        1-Oct-28         539,085.55     79.90
5013304       6.250       $2,641.84       360        1-Sep-28         379,017.54     90.00
5013309       6.108       $1,640.78       360        1-Oct-28         261,267.43     79.72
5013319       6.250       $1,845.99       360        1-Aug-28         271,980.47     78.85
5013321       6.250       $2,724.12       360        1-Aug-28         416,670.26     80.00
5013327       6.250       $2,328.56       360        1-Sep-28         347,439.35     63.97
5013333       5.858       $2,381.84       360        1-Nov-28         389,684.58     79.80
5013349       6.250       $2,095.10       360        1-Sep-28         323,828.72     80.00
5013351       6.250       $1,634.12       360        1-Oct-28         247,261.68     67.45
5013361       6.233       $1,718.60       360        1-Jul-28         269,380.43     79.99
5013365       6.250       $1,634.47       360        1-Aug-28         250,002.75     90.00
5013368       6.250       $2,311.60       360        1-Jul-28         344,526.00     84.99
5013376       6.233       $3,014.34       360        1-Nov-28         474,277.92     79.99
5013379       6.250       $4,093.06       360        1-Sep-28         596,163.94     72.73
5013382       6.250       $2,081.02       360        1-Sep-28         322,661.20     61.90
5013393       6.250       $2,749.74       360        1-Sep-28         420,971.69     80.00
5013398       6.250       $2,081.02       360        1-Oct-28         322,959.22     73.06
5013422       6.250       $3,916.94       360        1-Oct-28         592,682.70     75.00
5013432       6.233       $1,927.81       360        1-Aug-28         302,464.01     79.22
5013452       6.250       $3,301.74       360        1-Aug-28         480,518.56     80.00
5013466       6.108       $1,780.53       360        1-Sep-28         282,533.83     85.59
5013478       6.250       $1,920.94       360        1-Oct-28         298,116.20     80.00
5013582       6.250       $1,652.18       360        1-Aug-28         249,554.17     84.82
5013603       6.250       $3,126.99       360        1-Oct-28         473,152.08     80.00
5013708       6.250       $2,082.40       360        1-Sep-28         310,902.63     75.79
5013721       6.233       $1,580.18       360        1-Oct-28         248,391.96     63.29
5014045       6.233       $1,823.52       360        1-Oct-28         286,363.41     90.00
5014094       6.250       $1,773.66       360        1-Feb-29         276,262.76     87.38
5014108       6.250       $1,690.77       360        1-Jan-29         244,048.02     80.00
5014132       6.250       $3,798.71       360        1-Dec-28         547,881.61     73.43
5014148       6.250       $1,902.77       360        1-Jun-28         283,344.66     79.89
5014152       6.250       $1,763.72       360        1-Dec-28         263,852.59     74.99
5014156       6.250       $1,994.68       360        1-Nov-28         291,010.58     90.00
5014163       6.250       $1,713.63       360        1-Dec-28         250,207.56     80.00
5014166       6.250       $1,728.20       360        1-Oct-28         268,077.36     85.00
5014174       6.250       $1,712.30       360        1-Dec-28         262,850.64     80.00
5014178       6.250       $1,587.97       360        1-Jan-29         246,820.35     79.99
5014201       6.108       $2,133.64       360        1-Sep-28         339,418.26     90.00
5020344       6.250       $1,676.57       360        1-Jan-29         250,286.39     90.00
5023124       6.250       $2,010.66       360        1-Jan-29         307,915.97     77.42
                                                                   -------------
                                                                   69,899,417.36


NASCOR
NMI/1999-17 Exhibit F-2 (Part A)
30 YEAR FIXED RATE RELOCATION LOANS
(Continuation)

  (i)         (xi)         (xii)       (xiii)      (xiv)         (xv)        (xvi)
--------     -------     ---------     -------     --------     -------     --------
MORTGAGE                 MORTGAGE                  T.O.P.       MASTER       FIXED
  LOAN                   INSURANCE     SERVICE     MORTGAGE     SERVICE     RETAINED
 NUMBER      SUBSIDY       CODE          FEE       LOAN           FEE        YIELD
--------     -------     ---------     -------     --------     -------     --------
4934533                                 0.250                    0.017       0.108
4948832                                 0.250                    0.017       0.000
4956534                                 0.250                    0.017       0.000
4964742                                 0.250                    0.017       0.233
4995902                     11          0.250                    0.017       0.608
4995917                                 0.250                    0.017       0.108
4995923                     11          0.250                    0.017       0.233
4995936                                 0.250                    0.017       0.000
4996025                                 0.250                    0.017       0.358
4997118                                 0.250                    0.017       0.358
4998954                                 0.250                    0.017       0.608
4998965                                 0.250                    0.017       0.233
4998969                                 0.250                    0.017       0.233
4998981                                 0.250                    0.017       0.000
4998996                     12          0.250                    0.017       0.483
4999000                                 0.250                    0.017       0.358
4999006                     11          0.250                    0.017       0.000
4999033                                 0.250                    0.017       0.000
4999081                                 0.250                    0.017       0.233
4999125                                 0.250                    0.017       0.483
4999150                                 0.250                    0.017       0.483
4999151                                 0.250                    0.017       0.108
4999195                     06          0.250                    0.017       0.483
4999324                                 0.250                    0.017       0.358
4999339                                 0.250                    0.017       0.108
4999353                     11          0.250                    0.017       0.483
4999360                     06          0.250                    0.017       0.000
4999373                     12          0.250                    0.017       0.233
4999374                     11          0.250                    0.017       0.233
4999484                                 0.250                    0.017       0.608
4999550                     11          0.250                    0.017       0.108
4999644                                 0.250                    0.017       0.000
4999658                                 0.250                    0.017       0.483
4999670                                 0.250                    0.017       0.483
4999888                                 0.250                    0.017       0.000
5011782                                 0.608                    0.017       0.000
5011835                                 0.250                    0.017       0.000
5011843                                 0.733                    0.017       0.000
5011848                     11          0.608                    0.017       0.000
5011861                                 0.250                    0.017       0.000
5011883                                 0.358                    0.017       0.000
5011907                                 0.733                    0.017       0.000
5011908                     12          0.483                    0.017       0.000
5011959                                 0.983                    0.017       0.000
5011966                                 0.733                    0.017       0.000
5011978                     11          0.608                    0.017       0.000
5011984                                 0.608                    0.017       0.000
5012015                                 0.250                    0.017       0.000
5012024                                 0.250                    0.017       0.000
5012029                                 0.250                    0.017       0.000
5012030                                 0.483                    0.017       0.000
5012038                                 0.858                    0.017       0.000
5012043                     01          0.250                    0.017       0.000
5012045                                 0.250                    0.017       0.000
5012051                                 0.483                    0.017       0.000
5012053                     11          0.983                    0.017       0.000
5012058                                 1.233                    0.017       0.000
5012062                                 0.358                    0.017       0.000
5012070                     11          0.483                    0.017       0.000
5012092                                 0.250                    0.017       0.000
5012106                     11          0.608                    0.017       0.000
5012113                                 0.483                    0.017       0.000
5012116                                 0.250                    0.017       0.000
5012118                     11          0.250                    0.017       0.000
5012121                     01          0.983                    0.017       0.000
5012135                                 0.358                    0.017       0.000
5012138                     01          0.483                    0.017       0.000
5012145                                 0.250                    0.017       0.000
5012157                                 0.483                    0.017       0.000
5012162                                 0.250                    0.017       0.000
5012177                                 0.483                    0.017       0.000
5012196                                 0.483                    0.017       0.000
5012202                                 0.733                    0.017       0.000
5012268                                 0.608                    0.017       0.000
5012274                                 0.250                    0.017       0.000
5012276                                 0.608                    0.017       0.000
5012277                                 0.608                    0.017       0.000
5012288                                 0.358                    0.017       0.000
5012291                                 0.250                    0.017       0.000
5012304                                 0.608                    0.017       0.000
5012306                                 0.858                    0.017       0.000
5012313                                 0.358                    0.017       0.000
5012314                                 0.608                    0.017       0.000
5012356                                 0.483                    0.017       0.000
5012357                                 0.250                    0.017       0.000
5012359                                 0.250                    0.017       0.000
5012377                                 0.358                    0.017       0.000
5012383                     01          0.733                    0.017       0.000
5012394                                 0.358                    0.017       0.000
5012399                                 0.358                    0.017       0.000
5012402                     01          0.483                    0.017       0.000
5012405                                 0.250                    0.017       0.000
5012407                                 0.250                    0.017       0.000
5012415                                 0.358                    0.017       0.000
5012419                                 0.608                    0.017       0.000
5012455                                 0.358                    0.017       0.000
5012493                                 0.250                    0.017       0.000
5012543                                 0.358                    0.017       0.000
5012589                                 0.483                    0.017       0.000
5012599                                 0.358                    0.017       0.000
5012680                     11          0.733                    0.017       0.000
5012685                     12          0.250                    0.017       0.000
5012702                                 0.250                    0.017       0.000
5012710                                 0.358                    0.017       0.000
5012721                                 0.608                    0.017       0.000
5012727                                 0.250                    0.017       0.000
5012748                                 0.250                    0.017       0.000
5012752                     11          0.608                    0.017       0.000
5012757                                 0.483                    0.017       0.000
5012764                                 0.250                    0.017       0.000
5012780                                 0.250                    0.017       0.000
5012790                                 0.250                    0.017       0.000
5012795                                 0.483                    0.017       0.000
5012803                                 0.483                    0.017       0.000
5012823                                 0.608                    0.017       0.000
5012826                     01          0.250                    0.017       0.000
5012839                                 0.358                    0.017       0.000
5012849                                 0.250                    0.017       0.000
5012863                                 0.358                    0.017       0.000
5012865                                 0.358                    0.017       0.000
5012873                                 0.250                    0.017       0.000
5012917                                 0.250                    0.017       0.000
5012927                                 0.358                    0.017       0.000
5012929                                 0.608                    0.017       0.000
5012934                                 0.483                    0.017       0.000
5012937                                 0.608                    0.017       0.000
5012940                                 0.250                    0.017       0.000
5012946                                 0.250                    0.017       0.000
5012952                                 0.483                    0.017       0.000
5012955                     11          0.733                    0.017       0.000
5013034                                 0.608                    0.017       0.000
5013036                                 0.358                    0.017       0.000
5013038                                 0.733                    0.017       0.000
5013039                                 0.358                    0.017       0.000
5013043                                 0.733                    0.017       0.000
5013044                                 0.483                    0.017       0.000
5013047                     12          0.250                    0.017       0.000
5013049                                 0.358                    0.017       0.000
5013050                     11          0.733                    0.017       0.000
5013058                                 0.358                    0.017       0.000
5013082                                 0.358                    0.017       0.000
5013087                     33          1.108                    0.017       0.000
5013090                                 0.483                    0.017       0.000
5013095                                 0.983                    0.017       0.000
5013097                                 0.983                    0.017       0.000
5013101                                 0.358                    0.017       0.000
5013106                                 0.250                    0.017       0.000
5013110                                 0.608                    0.017       0.000
5013116                                 0.608                    0.017       0.000
5013128                     33          1.608                    0.017       0.000
5013140                     01          1.108                    0.017       0.000
5013141                                 0.250                    0.017       0.000
5013160                                 0.358                    0.017       0.000
5013171                     12          0.250                    0.017       0.000
5013183                                 0.358                    0.017       0.000
5013186                     01          0.358                    0.017       0.000
5013191                                 0.483                    0.017       0.000
5013205                                 0.733                    0.017       0.000
5013208                                 0.733                    0.017       0.000
5013210                                 0.608                    0.017       0.000
5013213                                 0.250                    0.017       0.000
5013216                                 0.733                    0.017       0.000
5013222                     12          0.358                    0.017       0.000
5013226                                 0.483                    0.017       0.000
5013230                                 0.250                    0.017       0.000
5013235                                 0.250                    0.017       0.000
5013237                     01          0.483                    0.017       0.000
5013239                                 0.250                    0.017       0.000
5013250                                 0.608                    0.017       0.000
5013267                     11          0.733                    0.017       0.000
5013271                                 0.358                    0.017       0.000
5013293                                 0.250                    0.017       0.000
5013302                                 0.983                    0.017       0.000
5013304                     11          1.108                    0.017       0.000
5013309                                 0.250                    0.017       0.000
5013319                                 0.858                    0.017       0.000
5013321                                 0.483                    0.017       0.000
5013327                                 0.733                    0.017       0.000
5013333                                 0.250                    0.017       0.000
5013349                                 0.358                    0.017       0.000
5013351                                 0.608                    0.017       0.000
5013361                                 0.250                    0.017       0.000
5013365                     11          0.483                    0.017       0.000
5013368                     12          0.733                    0.017       0.000
5013376                                 0.250                    0.017       0.000
5013379                                 0.983                    0.017       0.000
5013382                                 0.358                    0.017       0.000
5013393                                 0.483                    0.017       0.000
5013398                                 0.358                    0.017       0.000
5013422                                 0.608                    0.017       0.000
5013432                                 0.250                    0.017       0.000
5013452                                 0.983                    0.017       0.000
5013466                     12          0.250                    0.017       0.000
5013478                                 0.358                    0.017       0.000
5013582                     12          0.608                    0.017       0.000
5013603                                 0.608                    0.017       0.000
5013708                                 0.733                    0.017       0.000
5013721                                 0.250                    0.017       0.000
5014045                     12          0.250                    0.017       0.000
5014094                     01          0.358                    0.017       0.000
5014108                                 1.108                    0.017       0.000
5014132                                 1.108                    0.017       0.000
5014148                                 0.733                    0.017       0.000
5014152                                 0.733                    0.017       0.000
5014156                     01          0.983                    0.017       0.000
5014163                                 0.983                    0.017       0.000
5014166                     01          0.358                    0.017       0.000
5014174                                 0.483                    0.017       0.000
5014178                                 0.358                    0.017       0.000
5014201                                 0.250                    0.017       0.000
5020344                     11          0.733                    0.017       0.000
5023124                                 0.483                    0.017       0.000


COUNT:                212
WAC:          6.728064338
WAM:          353.9970074
WALTV:        77.31230532

NASCOR
NMI/1999-17 Exhibit F-2 (Part B)
30 YEAR FIXED RATE RELOCATION LOANS

  (i)                  (xvii)                        (xviii)
--------     --------------------------     --------------------------
MORTGAGE                                               NMI
  LOAN                                                 LOAN
 NUMBER               SERVICER                        SELLER
--------     --------------------------     --------------------------
4934533      GMAC MORTGAGE CORP             GMAC MORTGAGE CORP
4948832      HUNTINGTON MORTGAGE COMPAN     HUNTINGTON MORTGAGE COMPAN
4956534      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4964742      HUNTINGTON MORTGAGE COMPAN     HUNTINGTON MORTGAGE COMPAN
4995902      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4995917      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4995923      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4995936      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4996025      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4997118      HUNTINGTON MORTGAGE COMPAN     HUNTINGTON MORTGAGE COMPAN
4998954      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4998965      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4998969      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4998981      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4998996      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999000      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999006      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999033      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999081      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999125      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999150      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999151      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999195      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999324      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999339      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999353      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999360      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999373      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999374      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999484      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999550      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999644      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999658      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999670      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
4999888      FIRST UNION MORTGAGE CORP      FIRST UNION MORTGAGE CORP
5011782      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5011835      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5011843      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5011848      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5011861      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5011883      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5011907      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5011908      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5011959      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5011966      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5011978      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5011984      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012015      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012024      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012029      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012030      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012038      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012043      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012045      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012051      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012053      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012058      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012062      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012070      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012092      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012106      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012113      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012116      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012118      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012121      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012135      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012138      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012145      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012157      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012162      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012177      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012196      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012202      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012268      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012274      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012276      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012277      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012288      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012291      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012304      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012306      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012313      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012314      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012356      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012357      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012359      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012377      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012383      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012394      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012399      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012402      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012405      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012407      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012415      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012419      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012455      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012493      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012543      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012589      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012599      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012680      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012685      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012702      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012710      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012721      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012727      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012748      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012752      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012757      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012764      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012780      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012790      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012795      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012803      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012823      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012826      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012839      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012849      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012863      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012865      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012873      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012917      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012927      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012929      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012934      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012937      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012940      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012946      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012952      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5012955      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013034      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013036      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013038      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013039      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013043      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013044      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013047      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013049      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013050      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013058      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013082      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013087      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013090      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013095      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013097      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013101      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013106      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013110      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013116      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013128      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013140      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013141      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013160      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013171      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013183      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013186      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013191      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013205      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013208      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013210      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013213      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013216      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013222      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013226      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013230      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013235      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013237      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013239      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013250      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013267      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013271      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013293      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013302      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013304      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013309      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013319      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013321      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013327      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013333      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013349      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013351      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013361      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013365      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013368      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013376      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013379      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013382      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013393      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013398      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013422      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013432      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013452      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013466      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013478      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013582      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013603      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013708      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5013721      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5014045      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5014094      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5014108      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5014132      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5014148      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5014152      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5014156      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5014163      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5014166      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5014174      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5014178      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5014201      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5020344      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.
5023124      CITICORP MORTGAGE, INC.        CITICORP MORTGAGE, INC.

COUNT:                    212
WAC:              6.728064338
WAM:              353.9970074
WALTV:            77.31230532

                                    EXHIBIT G

                               REQUEST FOR RELEASE

                       (for Trust Administrator/Custodian)


Loan Information

     Name of Mortgagor:                 ____________________

     Servicer
     Loan No.:                          ____________________

Custodian/Trust Administrator

     Name:                              ____________________

     Address:                           ____________________

                                        ____________________

     Custodian/Trustee
     Mortgage File No.:                 ____________________

Seller

     Name:                              ____________________

     Address:                           ____________________

                                        ____________________

     Certificates:                      Mortgage Pass-Through Certificates,
                                        Series 1999-17

          The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1999-17, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of May 26, 1999 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated _______________, 199__, in the original principal sum of $____________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( ) Mortgage recorded on ____________________ as instrument no. __________ in the County Recorder's Office of the County of _______________, State of _______________ in book/reel/docket __________ of official records at page/image __________.

( ) Deed of Trust recorded on ____________________ as instrument no. __________ in the County Recorder's Office of the County of _______________, State of _______________ in book/reel/docket __________ of official records at page/image __________.

( )  Assignment  of  Mortgage  or Deed of  Trust  to the  Trustee,  recorded  on
     ____________________ as instrument no. __________ in the County Recorder's Office of the County of _______________, State of _______________ in
     book/reel/docket __________ of official records at page/image __________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

     ( ) _____________________________________________

     ( ) _____________________________________________

     ( ) _____________________________________________

     ( ) _____________________________________________

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION


                                        By:     ___________________________
                                        Title:  ___________________________
                                        Date:   _______________, 19__

                                    EXHIBIT H

                                            AFFIDAVIT  PURSUANT TO
                                            SECTION  860E(e)(4) OF
                                            THE  INTERNAL  REVENUE
                                            CODE   OF   1986,   AS
                                            AMENDED,    AND    FOR
                                            NON-ERISA INVESTORS

STATE OF                 )
                         : ss.:
COUNTY OF                )


          [NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of _______________] [United States], on behalf of which he makes this affidavit.

          2.   That  the   Purchaser's   Taxpayer   Identification   Number   is
[____________].

          3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-17, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

          4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

          5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

          6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

          7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons).

          8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

          9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of ____________, 19__.

                                        [Name of Purchaser]


                                        By:  ______________________________
                                             [Name of Officer]
                                             [Title of Officer]


          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

          Subscribed and sworn before me this ____ day of ____________, 19__.


______________________________
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the ____ day of ____________, 19__.

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]

                                     [Date]

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Re:  Norwest Asset Securities Corporation,
     Series 1999-17, Class A-R

Ladies and Gentlemen:

          [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                        Very truly yours,
                                        [Transferor]


                                        ___________________________________

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 1999-17

                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER


                                        ____________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

          The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-17, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

          Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of May 26, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-17.

          Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

          (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

          (b)  The  Purchaser  is  acquiring  the  Class   [A-PO][B-4][B-5][B-6]
Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

          (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

          (c) [The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

          (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

          (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and
(b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

          (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

          Section 3. TRANSFER OF CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES.

          (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

          (c) The Purchaser acknowledges that its Class [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                        [PURCHASER]


                                        By:   _____________________________

                                        Its:  _____________________________

                                    EXHIBIT K

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 1999-17

                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER


                                        ____________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

          The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-17, Class [B-1][B-2][B-3] Certificates (the "Class [B-1][B-2][B-3] Certificates") in the principal amount of $__________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

          Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of May 26, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-17.

          Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

          Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                        [PURCHASER]


                                        By:   _____________________________
                                        Its:  _____________________________
                                        [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                   Norwest Mortgage, Inc. Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                 First Union Mortgage Corp. Servicing Agreement

                   Citicorp Mortgage, Inc. Servicing Agreement

                  GMAC Mortgage Corporation Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

          This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").


                              PRELIMINARY STATEMENT

          _______________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-17, Class _____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of May 26, 1999 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

          ____________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

          In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

          In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                   ARTICLE I

                                   DEFINITIONS

          Section 1.01 DEFINED TERMS

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

          COLLATERAL  FUND:  The fund  established  and  maintained  pursuant to
Section 3.01 hereof.

          COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

          COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

          CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

          ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

          ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

          MONTHLY ADVANCES: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

          REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

          Section 1.02 DEFINITIONS INCORPORATED BY REFERENCE

          All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

          Section 2.01 REPORTS AND NOTICES

          (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

          (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

          (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

          Section 2.02 PURCHASER'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS

          (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

          (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

          (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

          (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

          (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

          (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

          (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

          Section 2.03 PURCHASER'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS

          (a) In connection  with any Mortgage Loan identified in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

          (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

          (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

          (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

          Section 2.04 TERMINATION

          (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

          (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                  ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

          Section 3.01 COLLATERAL FUND

          Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-17. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

          Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

          Section 3.02 COLLATERAL FUND PERMITTED INVESTMENTS.

          The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

          All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

          Section 3.03 GRANT OF SECURITY INTEREST

          The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

          The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

          Section 3.04 COLLATERAL SHORTFALLS.

          In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

          Section 4.01 AMENDMENT.

          This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

          Section 4.02 COUNTERPARTS.

          This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 4.03 GOVERNING LAW.

          This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 4.04 NOTICES.

          All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

          (a)  in the case of the Company,

               Norwest Bank Minnesota, National Association
               7485 New Horizon Way
               Frederick, MD  21703

               Attention:  Vice President, Master Servicing
               Phone:  301-696-7800
               Fax:    301-815-6365

          (b)  in the case of the Purchaser,

               ______________________________
               ______________________________
               ______________________________

               Attention:  __________________

          Section 4.05 SEVERABILITY OF PROVISIONS.

          If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Section 4.06 Successors and Assigns.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company. Section 4.07 Article and Section Headings.

          The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          Section 4.08 CONFIDENTIALITY.

          The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

          Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

          Section 4.09 INDEMNIFICATION.

          The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

          IN WITNESS  WHEREOF,  the Company and the Purchaser  have caused their
names  to  be  signed  hereto  by  their  respective   officers  thereunto  duly
authorized, all as of the day and year first above written.

                                        Norwest Bank Minnesota, National
                                        Association


                                        By:     ________________________________
                                        Name:   ________________________________
                                        Title:  ________________________________



                                        By:     ________________________________
                                        Name:   ________________________________
                                        Title:  ________________________________

                                    EXHIBIT N

                                     POLICY



                                   SCHEDULE I

  Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                 Series 1999-17
               Applicable Unscheduled Principal Receipt Period

                                       FULL UNSCHEDULED   PARTIAL UNSCHEDULED
SERVICER                              PRINCIPAL RECEIPTS   PRINCIPAL RECEIPTS
--------                              ------------------   ------------------

Norwest Mortgage, Inc.  (Exhibit F-1)      Mid Month           Mid Month
The Huntington Mortgage Company            Mid Month          Prior Month
First Union Mortgage Corp.                 Mid Month          Prior Month
Citicorp Mortgage, Inc.                    Mid Month          Prior Month
GMAC Mortgage Company                      Mid Month          Prior Month